                                                                       Exhibit 2



                      AMENDMENT NO. 1 TO PURCHASE AGREEMENT
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                     AMENDMENT NO. 1 TO PURCHASE AGREEMENT


           Amendment No. 1 to the PURCHASE AGREEMENT (the "Agreement"), dated as of the 11th day of September, 1998, among Sarah Michaels, Inc., a Delaware corporation ("SMI"), BIB Holdings (Bermuda) Ltd., a Bermuda corporation ("BIB"), the other stockholders of SMI, all of whom are signatories hereto (the "Stockholders"), Sarah Michaels, LLC, a Delaware limited liability company (the "Company"), The Mark and Cynthia Kaplan Generation Skipping Trust ("The Kaplan Trust"), Bahrain International Bank (E.C.), an exempt joint stock company organized under the laws of Bahrain ("Parent") and The Dial Corporation, a Delaware corporation ("Buyer"). (BIB, The Kaplan Trust and the Stockholders are sometimes collectively referred to herein as "Sellers.") This Agreement hereby amends and restates in its entirety the Purchase Agreement dated as of August 26, 1998, among SMI, BIB, the Stockholders, the Company, The Kaplan Trust, Parent and Buyer (the "Original Agreement").

                                   WITNESSETH

           WHEREAS, the Company is engaged in the Business (as defined in Section 10.11);

           WHEREAS, SMI is the sole record and beneficial owner of all of the issued and outstanding Class A Units of the Company;

           WHEREAS, The Kaplan Trust is the sole record and beneficial owner of all of the issued and outstanding Class B Units of the Company;

           WHEREAS, Kenneth Kaplan, Robert Krentzman and Stanley Miller are the sole record and beneficial owners of all of the issued and outstanding options to purchase Class C Units of the Company;

           WHEREAS, BIB and the Stockholders are the sole record and beneficial owners of all of the issued and outstanding shares of capital stock of SMI (the "Shares");

           WHEREAS, La Loren, Inc. ("La Loren") contributed all of its assets to the Company pursuant to an Asset Contribution Agreement dated March 28, 1997;

           WHEREAS, each of the Sellers (excluding The Kaplan Trust) wishes to sell and Buyer wishes to purchase all of the outstanding Shares;

           WHEREAS, The Kaplan Trust wishes to sell and Buyer wishes to purchase all of the outstanding Class B Units of the Company;

           NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:
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           ARTICLE 1. SALE AND PURCHASE OF CAPITAL STOCK OF SMI AND CLASS B
           UNITS OF THE COMPANY

           1.1 Sale and Purchase of Capital Stock of SMI and Class B Units of the Company. Subject to the terms and conditions hereof, and in reliance on the representations and warranties set forth herein, at the Closing (as defined in Section 1.2) on the Closing Date (as defined in Section 1.2), (i) each of the Sellers (excluding The Kaplan Trust) shall sell the number of Shares set forth opposite their respective names on Schedule I annexed hereto to Buyer, and Buyer shall purchase all of such Shares from each of the Sellers (excluding The Kaplan Trust) and (ii) The Kaplan Trust shall sell 200,000 Class B Units of the Company to Buyer and Buyer shall purchase 200,000 Class B Units of the Company from The Kaplan Trust.

           1.2 Time and Place of Closing. Subject to the terms and conditions hereof, the closing of the purchase and sale referred to in Section 1.1 above (the "Closing") shall be held at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP ("Squadron"), 551 Fifth Avenue, New York, New York 10176, on the date which is one (1) Business Day following the later to occur of (i) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or (ii) the satisfaction or waiver of all other conditions set forth in Sections 6 and 7 hereof, or such later date as may be agreed to by Buyer and the Representative (as defined in Section 10.11) but in no event on any date prior to September 14, 1998, unless otherwise agreed by BIB and Buyer in writing. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date." At the Closing, (i) each of the Sellers (excluding The Kaplan Trust) shall deliver to Buyer stock certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and (ii) The Kaplan Trust shall deliver to Buyer a certificate representing 200,000 Class B Units of the Company duly endorsed in blank or accompanied by an assignment document executed in blank, in proper form for transfer.

           1.3 Purchase Price; Repayment of Indebtedness Purchase of Options.
As consideration for the Shares and the Class B Units, at the Closing, Buyer shall pay a purchase price in an amount in cash equal to (a) $185 million, minus
(b) the sum of (i) the Closing Deficit (as defined in Section 1.4(c)) plus (ii) the amount representing the outstanding Heller Indebtedness (as defined in Section 10.11) as of the Closing Date (which amount shall be set forth in a certificate of the Representative, on behalf of the Sellers, delivered to Buyer at least three (3) Business Days (as defined in Section 10.11) prior to Closing (the "Representative's Certificate")), plus (iii) the amount representing the outstanding indebtedness of SMI as of the Closing Date to Dilmun Financial Services ("Dilmun") under the Subordinated Debt Agreement between SMI and Dilmun dated April 4, 1997 (the "Subordinated Debt Agreement") (which amount shall be set forth in the Representative's Certificate) plus (iv) the amount representing the aggregate payment obligations of SMI and the Company with respect to the redemption of all of the outstanding options to purchase Class C Units, such amount constituting the "Purchase Price." The Purchase Price shall be subject to post-closing adjustment pursuant to Section 1.4. At Closing, Buyer shall disburse the Purchase Price as follows: (a) $5.0 million (the "Escrow Amount") to U.S. Trust Company, National Association (the "Escrow Agent") to be held and disposed of by the Escrow Agent in accordance with the Escrow Agreement in substantially the form attached hereto as Exhibit 6.15 and (b) the remainder of the Purchase Price

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to the Representative, as agent for the Sellers, to (i) pay the SMI Transaction
Expense Payments (as defined in Section 10.11) and (ii) to disburse the remaining amount, after payment of all such SMI Transaction Expense Payments by the Representative, to the Sellers. For purposes of distribution of the Purchase Price to the Sellers, The Kaplan Trust shall be treated as if it were the owner of 20,000 shares of Common Stock. In addition, at the Closing, Buyer shall pay or cause to be paid: (a) an amount to Heller Financial, Inc. ("Heller"), in satisfaction of all outstanding Heller Indebtedness as of the Closing Date and Buyer shall assume or replace the Letters of Credit (as defined in Section 10.11) under the Credit Agreement (as defined in Section 10.11) on the Closing Date (which shall be set forth in the Representative's Certificate), (b) an amount to Dilmun, in satisfaction of all outstanding indebtedness of SMI to Dilmun under the Subordinated Debt Agreement as of the Closing Date (which amount shall be set forth in the Representative's Certificate), and (c) amount to the holders of the Class C Units in the amounts set forth on Section 1.3 of the Disclosure Schedules in satisfaction of all obligations of the Company or SMI in connection with the redemption of all of the options to purchase Class C Units. The amounts payable pursuant to this Section 1.3 shall be payable by Buyer in cash by wire transfer in immediately available funds to such accounts as the Representative shall have designated in writing to Buyer not less than two (2) Business Days prior to the Closing Date.

           1.4 Final Negative Tangible Net Worth; Purchase Price Adjustment

                     (a) For purposes of this Agreement, the following terms shall have the meanings set forth below:


                               (i) "Final Negative Tangible Net Worth" means
                     Final Total Tangible Assets minus Final Total Liabilities.


                               (ii) "Final Total Tangible Assets" means total
                     tangible assets of SMI as reflected on the Closing Balance Sheet, as adjusted pursuant to Section 1.4(b).

                               (iii) "Final Total Liabilities" means total
                     liabilities of SMI as reflected on the Closing Balance Sheet, as adjusted pursuant to Section 1.4(b).

                     (b) At least three (3) Business Days prior to the Closing Date, the Representative shall prepare, or cause to be prepared, and deliver to the Buyer an estimated balance sheet (the "Closing Balance Sheet") which shall set forth the estimated consolidated assets and liabilities of SMI and the Company as of the close of business on the day immediately prior to the Closing Date and a schedule setting forth the calculation of Final Negative Tangible Net Worth as of such date (the "Tangible Net Worth Schedule"). The Closing Balance Sheet shall be prepared in accordance with U.S. GAAP (as defined in Section 10.11), determined as if the Closing Date were SMI's normal year end and applied on a consistent basis with the Audited Financial Statements (as defined in Section 2.1(g)) and a physical inventory shall be observed by Buyer's Accountant (as defined in Section 10.11) and SMI's Accountant (as defined in Section 10.11) on the close of business on September 30, 1998 in a manner consistent with past practice. In the event that the Closing occurs on a date after September 30, 1998, the inventory balance from such physical inventory shall be rolled forward to the Closing Date. In the event that the Closing occurs on a date prior to September

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30, 1998, the inventory balance from such physical inventory shall be rolled back to the Closing Date. Any adjustments to the estimated inventory balance as of September 30, 1998 that are identified as a result of the physical inventory shall be deemed to have existed as of the Closing and shall be reflected in the inventory balance on the Audited Closing Balance Sheet (whether resulting from the actions of Buyer, SMI, the Company or otherwise), and SMI, the Company, Parent and the Representative, on behalf of Sellers, hereby waive any objections, claims, causes of action, and/or demands that they may have now or in the future involving or arising out of or relating to any such adjustments (whether resulting from the actions of Buyer, SMI, the Company or otherwise). The Tangible Net Worth Schedule shall be prepared using the amounts in the Closing Balance Sheet except that (i) other than assets acquired after June 30, 1998, any asset required to be included in the Base Balance Sheet to the extent not included shall not be included in the balance of Final Total Tangible Assets and (ii) no Goodwill (as defined in Section 10.11) or other intangible asset (including, without, limitation, deferred organization costs and debt issuance costs) shall be reflected in the balance of Final Total Tangible Assets. Each of SMI's Accountant and Buyer's Accountant shall receive access to and the right to review the relevant Books and Records (as defined in Section 10.11) of SMI and the Company to aid in their conduction, or review, of the post-closing audit.

                     (c) If the estimated Final Negative Tangible Net Worth is more negative than ($27,917,000) (such deficit, the "Closing Deficit"), then the Purchase Price shall be reduced by an amount in cash equal to the Closing Deficit. If the estimated Final Negative Tangible Net Worth is less negative than ($27,917,000), such difference shall be deemed to constitute a "Closing Surplus." No adjustment to the Purchase Price shall be made on the Closing Date as a result of any Closing Surplus (such adjustment, if any, to be made upon final resolution of the amount of the Audit Adjustment pursuant to Section 1.4(f)).

                     (d) Within sixty (60) days after the Closing Date, Buyer shall cause SMI to retain SMI's Accountant to conduct an audit at the expense of Buyer, in accordance with U.S. GAAP and the practices and procedures required to be utilized in preparing the Tangible Net Worth Schedule pursuant to paragraph
(b) above, of the Closing Balance Sheet, and shall use its good faith efforts to cause such audit to be completed as soon thereafter as practicable. Such audited balance sheet is referred to herein as the "Audited Closing Balance Sheet." The Tangible Net Worth Schedule shall be delivered to the Representative and Buyer promptly after such audit is completed. The (i) amount of any difference between the amount shown for (A) Final Negative Tangible Net Worth as computed from the estimated Closing Balance Sheet compared to (B) Final Negative Tangible Net Worth on the Audited Closing Balance Sheet and (ii) amount of any difference between the final aggregate balance of the Heller Indebtedness and the indebtedness in connection with the Subordinated Debt Agreement, as reflected on the Audited Closing Balance Sheet, and the final aggregate balance of the Heller Indebtedness and the indebtedness in connection with the Subordinated Debt Agreement as reflected on the estimated Closing Balance Sheet and (iii) amount of any difference between the amount necessary to redeem all outstanding options to purchase Class C Units and the amount necessary to redeem all outstanding options to purchase Class C Units reflected on the estimated Closing Balance Sheet, is referred to herein as the "Audit Adjustment."

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                     (e) The Audited Closing Balance Sheet as prepared by SMI's
Accountant and delivered to the Representative and Buyer shall be deemed to be accepted by and shall be conclusive for the purposes of the Audit Adjustment provided herein, except to the extent that Buyer or Buyer's Accountant or another independent firm of public accountants selected by Buyer for such purpose shall have delivered, within ninety (90) days following receipt of the Audited Closing Balance Sheet by Buyer, a written notice to the Representative setting forth the items which Buyer disputes as not being in accordance with U.S. GAAP, consistently applied with prior periods, as not being in accordance with the requirements of this Agreement or as having computational errors, specifying in reasonable detail the nature and extent of any such exception. If any change proposed by Buyer is disputed by the Representative, then Buyer and the Representative shall negotiate in good faith to resolve such dispute. If, after a period of twenty (20) days, any proposed change remains disputed, Buyer and the Representative shall together choose an independent firm of public accountants of nationally recognized standing (the "Independent Auditor") to resolve any remaining dispute. The determination of the Independent Auditor shall be conclusive and binding on all parties. Buyer and the Representative each shall pay one-half of the expenses and fees of the Independent Auditor.

                     (f) Any Audit Adjustment payable by the Sellers to Buyer pursuant to Section 1.4(d) and/or 1.4(e) shall be paid by the Sellers to Buyer together with interest thereon at an annual rate equal to the reference rate from time to time of Chase Manhattan Bank N.A. (the "Reference Rate") from and including the Closing Date to but not including the date of payment, promptly, but in any event within five (5) Business Days, following final resolution of the amount of the Audit Adjustment. Payment with respect to such Audit Adjustment shall be made by the Sellers to Buyer (i) first, from the Escrow Account (as defined in the Escrow Agreement) to Buyer and (ii) thereafter, to the extent available funds in the Escrow Account are not sufficient to make full payment in respect of the Audit Adjustment, by wire transfer of immediately available funds from the Representative to an account designated by Buyer. If the Audit Adjustment or the final Closing Balance Sheet reflects any amount payable by Buyer to the Sellers, including any amount payable as a result of an Audit Adjustment or resulting from the existence of a Closing Surplus, Buyer shall pay such amount to the Representative, on behalf of the Sellers, together with interest thereon at the Reference Rate from and including the Closing Date to but not including the date of payment by wire transfer of immediately available funds to an account or accounts designated by the Representative.

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           ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SMI, THE COMPANY AND
           BIB.

           2.1 Representations and Warranties of SMI, the Company and BIB. Each of SMI, the Company and BIB, jointly and severally, represents and warrants to Buyer as to the matters set forth in this Section 2.1. For the purposes of this Agreement, references to the "knowledge of SMI" shall be deemed to be the actual knowledge of Victor Kiarsis, Paul Murphy, Mark Kaplan, Kenneth Kaplan, Robert Krentzman and/or Stanley Miller, after making reasonable inquiry within such individuals' respective areas of responsibility and after a review by such individuals of this Agreement and the Disclosure Schedules and such individuals shall not assume any personal liabilities or obligations by reason of the foregoing with respect thereto. For purposes of this Agreement, references to the "Disclosure Schedules" shall mean the Disclosure Schedules delivered to Buyer on the date hereof.

           (a) Organization and Qualification. SMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copy of the certificate of incorporation of SMI, as amended to date and certified by the Secretary of State of Delaware, and of the by-laws of SMI, as amended to date, certified by its Secretary, copies of which have been provided to Buyer, are complete and correct, and no amendments thereto are pending, and SMI is not in violation thereof. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copy of the certificate of formation of the Company, as amended to date, and of the Amended and Restated Limited Liability Company Operating Agreement, as amended to date, certified by its Secretary, copies of which have been provided to Buyer, are complete and correct and no amendments thereto are pending, and the Company is not in violation thereof. Each of SMI and the Company is duly qualified to do business as a foreign entity in the states or jurisdictions listed in Section 2.1(a) of the Disclosure Schedules, and is not required to be licensed or qualified to conduct its business or own its properties in any other jurisdiction in which the failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 10.11).

           (b) Capital Stock and Units. SMI is authorized to issue (i) 1,000,200 shares of Common Stock, $.01 par value per share (the "Common Stock"), of which 80,000 shares are issued and outstanding, (ii) 55,000 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"),



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                     none of which are issued and outstanding, and (iii)
                     2,400,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock," and collectively with the Common Stock and the Class A Common Stock, the "Capital Stock"), all of which are outstanding. As of the date hereof, all of the Capital Stock is owned of record and beneficially by the Stockholders in the amounts set forth on Schedule I. Except as set forth on Schedule I, there are no shares of capital stock of SMI issued or outstanding. At Closing, all of the Shares will be owned of record and beneficially by the Stockholders in the amounts set forth on Schedule I, and there will be no other shares of capital stock of SMI issued or outstanding, nor will there be any options, subscriptions, warrants, rights, stock-based or stock-related awards, convertible or exchangeable securities, preemptive rights or other Commitments (as defined in Section 10.11) to purchase capital stock of SMI. The Company is authorized to issue (i) 800,000 Class A Units, all of which are issued and outstanding, (ii) 200,000 Class B Units, all of which are issued and outstanding and (iii) 55,000 Class C Units, none of which are outstanding, (the Class A Units, Class B Units and Class C Units, collectively referred to herein as the "Units"). SMI is the record and beneficial owner of 800,000 Class A Units, The Kaplan Trust is the record and beneficial owner of 200,000 Class B Units, and there are no other Units issued or outstanding. Immediately prior to the Closing, all of the Class A Units will be owned of record and beneficially by SMI and all of the Class B Units will be owned of record and beneficially by The Kaplan Trust, and other than options to purchase 20,000 Class C Units which will be terminated at the Closing, there will be no other Units issued or outstanding, nor will there be any options, subscriptions, warrants, rights, stock-based or stock-related awards, convertible or exchangeable securities, preemptive rights or other Commitments to purchase any Units of, or any other interest in, the Company. As of the date of this Agreement and at Closing, all of the Shares and Units which are issued and outstanding are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights of any stockholders, members or any other Person (as defined in Section 10.11). Except as set forth in the Stockholders' Agreement among the stockholders of SMI, dated as of April 7, 1997, the Amended and Restated Limited Liability Company Operating Agreement of the Company, dated April 7, 1997, and options to purchase 20,000 Class C Units of the Company pursuant to the Equity Participation Plan and LLC Unit Option Agreements set forth in Section 2.1(b) of the Disclosure Schedules, all of the Shares and Units are, and at the Closing will be, owned free and clear of any Encumbrances (as defined in Section 10.11) (other than any Encumbrances which will be canceled prior to the Closing) and there are no outstanding subscriptions, options, warrants, rights, stock-based or stock-related awards, convertible or exchangeable securities, preemptive rights or other Commitments to which SMI, the Company or any of the Sellers may be bound of any character relating to, or obligating SMI, the Company, or any Seller to issue, grant,

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
                     award, transfer or sell, any issued or unissued shares or membership interests or other equity interests of SMI or the Company. Except as set forth in Section 2.1(b) of the Disclosure Schedules, there are no voting trusts, proxies or other Commitments with respect to the voting of the Capital Stock or the Units.

           (c) Authority. Each of SMI and the Company has the requisite right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by each of SMI and the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate or limited liability company action, as the case may be, and no other such action is required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by SMI or the Company pursuant to this Agreement, upon execution and delivery, will constitute valid and binding obligations of SMI or the Company, as the case may be, enforceable in accordance with their respective terms against SMI or the Company, as the case may be, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors rights generally or by general principles of equity regardless of whether asserted in equity or at law.

           (d) Subsidiaries. Other than the Company, neither SMI nor the Company has any Subsidiaries (as defined in Section 10.11) and neither owns any securities issued by any other business organization or governmental authority. Other than the Company, neither SMI nor the Company has any direct or indirect interest in Commitments to contribute to the capital of, make loans to or share in the profits, expenses or losses of, or Control (as defined in Section 10.11) of any Person.

           (e)       Status of Property.

                               (i) Real Property. Neither the Company nor SMI
                     owns any real property.

                               (ii) Leased Real Property. All of the real
                     property leased or used in connection with the Business is set forth in Section 2.1(e) of the Disclosure Schedules (collectively referred to herein as the "Leased Real Property").

                               (iii) Leases. All of the leases, subleases,
                     licenses or other rights of occupancy of any of the Leased Real Property (collectively, the "Leases"), together with any and all guarantees thereof, are in writing and are set forth in Section 2.1(e) of the Disclosure Schedules. There are no Commitments or understandings, written or oral, with the lessor under any of these Leases, other than as set forth in Section 2.1(e) of the Disclosure Schedules. The copies of the written Leases heretofore



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
                     delivered or furnished by BIB to Buyer are complete, accurate, true and correct copies of each of the written Leases as in effect at the date hereof. With respect to each of the Leases:

                                          (A)       each of the Leases is in
                                                    full force and effect on the
                                                    terms set forth therein and
                                                    has not been modified,
                                                    amended or altered, in
                                                    writing or otherwise;

                                          (B)       all obligations of the
                                                    landlord or lessor under the
                                                    Leases which have accrued
                                                    have been performed, and to
                                                    the knowledge of SMI, no
                                                    landlord or lessor is in
                                                    default under or in arrears
                                                    in the payment of any sum or
                                                    in the performance of any
                                                    obligation required of it
                                                    under any Lease, and to the
                                                    knowledge of SMI, no
                                                    circumstance presently
                                                    exists which, with notice or
                                                    the passage of time, or
                                                    both, would give rise to a
                                                    default by the landlord or
                                                    lessor under any Lease,
                                                    except for any defaults
                                                    which, individually or in
                                                    the aggregate, would not
                                                    have a Material Adverse
                                                    Effect;

                                          (C)       all obligations of the
                                                    tenant or lessee under the
                                                    Leases which have accrued
                                                    have been performed, and
                                                    neither SMI nor the Company
                                                    is in default under or in
                                                    arrears in the payment of
                                                    any sum or in the
                                                    performance of any
                                                    obligation required of it
                                                    under any Lease, and, to the
                                                    knowledge of SMI, no
                                                    circumstance presently
                                                    exists which, with notice or
                                                    the passage of time, or
                                                    both, would give rise to a
                                                    default by SMI or the
                                                    Company;

                                          (D)       no lessor under a Lease has
                                                    delivered a written notice
                                                    of termination of its Lease.


                               (iv) Title and Description. The Company holds a
                     valid and enforceable leasehold interest in the Leased Real Property leased by it pursuant to the Leases.

                               (v) Compliance with Law; Government Approvals.
                     None of SMI, the Company or La Loren has received notice from any municipal state, federal or other governmental authority of any violation of any zoning, building, fire, water, use, health, or other Law (as defined in Section 10.11), license, permit or authorization issued in respect of any of the Leased Real Property that has not been heretofore corrected, and to the knowledge of SMI, no such violation or violations now exist which, individually or in the aggregate, would have a Material Adverse Effect. To the knowledge of SMI, improvements located on or constituting a part of the Leased Real Property that were constructed by SMI, the Company, La Loren or any Affiliate (as defined in
                     Section 10.11) of SMI, the Company or La Loren are now in compliance, in all material respects, with all applicable municipal, state, federal or other governmental Laws, ordinances, codes, regulations, licenses, permits and authorizations, including, without limitation, applicable zoning, building, fire, water, use, minimum access or health Laws, ordinances, codes, regulations, licenses, permits and authorizations, and there are presently in effect all certificates of occupancy, licenses, permits, and authorizations required by Law, ordinance, code or regulation or by any governmental or private authority having jurisdiction over any of the Leased Real Property or any portion thereof, or the occupancy thereof or any present use thereof which are necessary or otherwise material to the conduct of the Business, except where such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect.

                               (vi) Real Property Taxes. None of SMI, the
                     Company or La Loren has received a written notice of any pending or threatened reassessment of all or any portion of any of the Leased Real Property and, to the knowledge of SMI, there are no such pending or threatened reassessments.

                               (vii) Condemnation. None of SMI, the Company or
                     La Loren has received written notice of any pending or threatened condemnation proceedings affecting any portion of any of the Leased Real Property and, to the knowledge of SMI, no such condemnation proceedings are pending or threatened.

           (f) Personal Property. Except as set forth in Section 2.1(f) of the Disclosure Schedules, the Company has good, valid and (if applicable) marketable title to or a valid leasehold or contractual right to use all of the personal property used or held for use in connection with the conduct of the Business, free and clear of all Encumbrances. The Base Balance Sheet reflects all personal property used in connection with the conduct of the Business, subject to dispositions and additions in the ordinary course of business in a manner consistent with past practices, and otherwise consistent with the representations, warranties, covenants and terms of this Agreement. The assets which are owned or leased by SMI and the Company include all of the assets which are used in, or which are necessary to permit SMI and the Company to continue and carry on, the Business; provided, however, that none of SMI, the Company or BIB makes any representation with regard to the adequacy of the financing obtained by Buyer for the purposes of conducting the Business after the Closing. Except as otherwise set forth in Section 2.1(f) of the Disclosure Schedules, the assets which are owned or leased by SMI and the Company consisting of tangible personal property, are in generally good operating condition and repair, normal wear and tear excepted, have been well maintained, and conform in all material respects with all applicable Laws, except where such non-conformance, individually or in the aggregate, would not have a Material Adverse Effect.

           (g) Financial Statements; Undisclosed Liabilities.

                               (i) Section 2.1(g) the Disclosure Schedules sets
                     forth the consolidated balance sheet of SMI and the Company as of December 31, 1997, and the related statements of income and retained earnings and cash flows for the period from April 7, 1997 to December 31, 1997 (including the notes thereto (the "Audited Financial Statements"). Arthur Andersen LLP audited the Financial Statements for the period from April 7, 1997 to December 31, 1997. Section 2.1(g) of the Disclosure Schedules also sets forth the unaudited consolidated balance sheet of SMI and the

                     Company as of June 30, 1998 (the "Base Balance Sheet") and the related unaudited statements of income, retained earnings and cash flows for the six month period then ended (together with the Base Balance Sheet, the "Interim Financial Statements"). The Audited Financial Statements and Interim Financial Statements (A) are in accordance with the Books and Records of SMI and the Company, (B) fairly present the financial position, results of operations and cash flows of SMI and the Company and (C) were prepared in accordance with U.S. GAAP, and, in the case of the Interim Financial Statements, were applied on a basis consistent with the Audited Financial Statements, except that the Interim Financial Statements are subject to normal year-end adjustments, none of which are expected to be material. The Books and Records of SMI and the Company relating to financial and corporate matters are complete and correct in all material respects and have been (and, with respect to SMI and the Company, until the Closing Date will be) maintained in accordance with sound business practices and prepared on a consistent basis with the accounting principles and practices used to prepare the Audited Financial Statements and the Interim Financial Statements.

                            (ii) As of the date hereof, neither SMI nor the
                     Company has any Liabilities or obligations (which, where taken individually or in the aggregate, are material) of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, except
                     (A) Liabilities or obligations stated or adequately reserved against on the Audited Financial Statements, the notes thereto, or the Base Balance Sheet, (B) Liabilities or obligations specifically disclosed in the Disclosure Schedules furnished to Buyer hereunder on the date hereof, or (C) Liabilities or obligations incurred in the ordinary course of business in a manner consistent with past practices and otherwise consistent with the representations, warranties, covenants and terms of this Agreement.

                     (h)    Taxes.

                            (i)  Definitions.

                                 (A) "Code" means the Internal Revenue Code of
                            1986, as amended, and any successor statute.

                                 (B) "Tax" means any federal, state, local or
                            foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar employment or payroll related taxes), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative, or add-on minimum, estimated or other tax of any kind whatsoever, however denominated, including any fine, interest, penalty, or addition thereto, and including any Taxes of another person which SMI or the Company owes by contract as transferee or successor, under Treas. Reg. Section 1.1502-6 or analogous state, local or foreign Tax provision, or otherwise.

                                          (C) "Tax Return" means any return,
                               declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                               (ii)       Representations and Warranties.

                                          (A) Each of SMI, La Loren and the
                               Company has, in accordance with applicable law, filed all Tax Returns required to be filed through the date hereof, and has paid or caused to be paid all material Taxes which are due and payable (whether or not shown as due on any Tax Return).

                                          (B) Each of SMI, La Loren and the
                               Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and complied with all information reporting and backup withholding requirements.

                                          (C) Copies of all federal, state,
                               local and foreign income Tax Returns filed with respect to La Loren and each of SMI and the Company, as applicable, for taxable periods ended on December 31, 1993, December 31, 1994, and December 31, 1995, and December 31, 1996, which are complete and correct in all material respects, have been previously provided to Buyer, together with any examination reports and statements of deficiencies assessed against or agreed to with respect to said returns.

                                          (D) Neither the Internal Revenue
                               Service nor any other governmental authority is now asserting or, to the knowledge of SMI, threatening to assert against La Loren, SMI or the Company any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where SMI, La Loren or the Company does not file reports and returns that SMI, La Loren or the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of SMI, the Company or La Loren that arose in connection with any failure (or alleged failure) to pay any Tax. None of La Loren, SMI or the Company has entered into a closing agreement pursuant to Section 7121 of the Code.

                                          (E) Except as set forth in Section
                               2.1(h)(ii)(E) of the Disclosure Schedules, there has not been any audit of any Tax Return or any Tax related matter with respect to La Loren, SMI or the Company, no audit of any Tax Return or any Tax related matter of La Loren, SMI or the Company is in progress, and none of La Loren, SMI or the Company has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Section 2.1(h)(ii)(E) of the Disclosure Schedules, no extension of time with respect to any date on which a Tax Return was or is to be filed by La Loren, SMI or the Company is in force, and no waiver or agreement by La Loren, SMI or the Company is in force for the extension of time for the assessment or payment of any Taxes.

                                          (F) None of La Loren, SMI or the
                               Company has ever been (and none has had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). None of La Loren, SMI or the Company has ever filed, or been required to file, a consolidated, combined or unitary tax return with any other entity. Other than the Company, none of La Loren, SMI or the Company owns or has owned a direct or indirect interest in any trust, partnership, corporation or other entity. Neither SMI nor the Company is a party to any Tax sharing agreement.

                                          (G) None of La Loren, SMI or the
                               Company has agreed and none is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Neither SMI nor the Company has any "tax exempt use" property within the meaning of
                               Section 168(h) of the Code. None of SMI, La Loren or the Company has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                                          (H) The accruals and reserves for
                               Taxes (not including any such accruals and reserves for deferred Taxes) on the Base Balance Sheet are complete and adequate in all respects to cover the liability of SMI and the Company for Taxes through the date thereof.

                                          (I) The accruals and reserves for
                               Taxes (not including any such accruals and reserves for deferred Taxes) on the final Closing Balance Sheet after all adjustments pursuant to
                               Article 1 (the "Final Closing Balance Sheet") will be complete and adequate in all respects to cover the liability of SMI and the Company for Taxes through the date of such Final Closing Balance Sheet.

                                          (J) The accruals and reserves for
                               deferred Taxes on the Base Balance Sheet are consistent in all respects with U.S. GAAP.

                                          (K) To SMI's knowledge, there is no
                               fact or condition which, if known to any taxing authority having jurisdiction, would likely result in the issuance of a notice of proposed deficiency or similar notice of intention to assess Taxes against SMI, the Company or La Loren which would, if resolved contrary to the position taken by such entity, have a Material

                               Adverse Effect and no issue has arisen in any examination of SMI, the Company or La Loren by any taxing authority that if raised with respect to the period so examined would result in a material deficiency for any other period not so examined.

                                          (L) SMI has not made an election under
                               Section 341(f) of the Code.

                                          (M) As of December 31, 1997, the
                               depreciable tax basis of each category of assets of the Company set forth in Section 2.1(h)(ii)(M) of the Disclosure Schedules was equal to the amount set forth in that Section of the Disclosure Schedules.

                                          (N) For purposes of this Agreement,
                               all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

           (i) Accounts and Notes Receivable. Section 2.1(i) of the Disclosure Schedules contains a complete and accurate summary by account of the amount of notes and accounts receivable of SMI or the Company as of July 31, 1998 for each such customer, as well as the aggregate of all accounts and notes receivables as of such date (the "Receivables"). All of the accounts receivable relating to the Business, whether shown or reflected on the Base Balance Sheet or otherwise through the Closing Date, represent and will represent bona fide completed sales made in the ordinary course of business in a manner consistent with past practices (including, without limitation, past practice with respect to not providing extended payment terms), and otherwise consistent with the representations, warranties, covenants and terms of this Agreement, are valid and enforceable claims, are subject to no set-offs or counterclaims, and are fully collectible in the normal course of business after deducting the reserve set forth in the Base Balance Sheet, which reserve is a reasonable estimate of SMI and the Company's uncollectible accounts, sales discounts, cash and anticipation discounts, freight allowances, mark downs, returns and allowances. Such uncollectible accounts, sales discounts, cash and anticipation discounts, freight allowances, mark downs, returns and allowances reflected on the income statements which are part of the Audited Financial Statements and Interim Financial Statements were granted or arose in the ordinary course of business, consistent with past practices and provision for such items together with the provision for uncollectible accounts have been determined in accordance with U.S. GAAP. The Receivables do not include any accounts or loans receivable from any person, firm or corporation which is affiliated with BIB or the Kaplan Trust or from any stockholder, director, officer or employee of SMI or the Company or any Affiliate thereof and no such Receivables have been or will be created from July 31, 1998 to the Closing Date.

           (j) Inventories; Returns. All of the inventory items relating to the Business are of a quality and quantity salable in the ordinary course of business in a manner consistent with past practices and otherwise consistent with the representations, warranties, covenants and terms of this Agreement, and at gross margins consistent with the experience of SMI, the Company, in prior years. All inventory items have been recorded, and through the Closing Date will continue to be recorded at, the lower of cost or market in the ordinary course of business in a manner consistent with past practices and otherwise consistent with the representations, warranties, covenants and terms of this Agreement. The values of the inventories reflected in the Balance Sheets have been adjusted for markdowns and provision for obsolescence and shrinkage and reflect the normal inventory valuation policies of the Business and were determined in accordance with U.S. GAAP. Except as set forth in Section 2.1(j) of the Disclosure Schedules, since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business and consistent with past practices and at gross margins consistent with past practices and otherwise consistent with the representations, warranties, covenants and terms of this Agreement, and all sales Commitments made for the products of the Business are at prices reflecting gross margins consistent with past practices.

           The quantity of the inventory of SMI and the Company on hand or in transit at the Closing Date will be at levels substantially customary for SMI, the Company and La Loren for that time of year or, if at greater than customary levels, then substantially consistent with the requirements of then outstanding sales Commitments or current sales projections of SMI or the Company, subject to reserves reflected on the Base Balance Sheet. Subject to the first sentence in the first paragraph of this Section 2.1(j) and subject to the reserve reflected in the Base Balance Sheet, as of the Closing Date, there will be no inventory items (i.e., SKU) in excess of eight (8) months of supply (excluding new Product introductions in 1998) based upon average monthly sales by SKU for the trailing twelve (12)-month period (plus 15%). Neither SMI nor the Company has received any notice that and, to the knowledge of SMI, will not experience any difficulty in obtaining, in the desired quantity and quality and at prices and upon terms and conditions consistent with past practice, inventory or materials used in the manufacturing of the inventory of SMI or the Company. The aggregate amount of gross sales lost due to the return of products to Buyer, SMI or the Company during the six (6) months following the Closing of Products sold by SMI or the Company prior to the Closing will not exceed $1,200,000, which approximates the reserve for sales returns reflected on the Base Balance Sheet (it being understood that the foregoing representation is predicated upon Buyer maintaining The Dial Corporation Return Goods Policy as set forth on Exhibit 2.1(j)).

           (k) Absence of Certain Changes. Except as disclosed in the Disclosure Schedules or on the Base Balance Sheet, since December 31, 1997, there has not been:

                               (i) Any adverse effect on or change in the
                     business, condition (financial or otherwise), assets, Liabilities, business, operations, or results of operations of the Business, whether or not arising in the ordinary course of business in a manner consistent with past practices and otherwise consistent with the representations, warranties, covenants and terms of this Agreement which, individually or in the aggregate, would have a Material Adverse Effect;

                               (ii) Any contingent Liability or obligation
                     relating to the Business as guarantor or otherwise with respect to the obligations of others (or any modification thereof) or any cancellation of any debt or claim of $50,000 or more owing to, or waiver of any material right of, the Business, or any amendment or termination of any Commitment except in the ordinary course of business in a manner consistent with past practices, and otherwise consistent with the representations, warranties, covenants and terms of this Agreement;

                               (iii) Any mortgage, Encumbrance or lien placed on
                     any of the properties used in the Business which remains in existence on the date hereof;

                               (iv) Any obligation or Liability (as defined in
                     Section 10.11) of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, incurred in connection with the Business other than obligations and Liabilities incurred in the ordinary course of business in a manner consistent with past practices, and otherwise consistent with the representations, warranties, covenants and terms of this Agreement;

                               (v) Any purchase, sale or other disposition, or
                     any Commitment or other arrangement for the purchase, sale or other disposition, of any of the properties or assets relating to the Business involving the payment or receipt of more than $50,000 or which has not occurred in the ordinary course of business in a manner consistent with past practices, and otherwise consistent with the representations, warranties, covenants and terms of this Agreement;

                               (vi) Any damage, destruction or loss, whether or
                     not covered by insurance, which, individually or in the aggregate, would have a Material Adverse Effect;

                               (vii) Any declaration, setting aside or payment
                     of any dividend by SMI or the Company, or the making of any other distribution in respect of the capital stock or other equity interest of SMI or the Company or any direct or indirect redemption, purchase or other acquisition by SMI or the Company of its own capital stock or other equity interest, except as described in Section 2.1(k) of the Disclosure Schedules;

                               (viii) Any strikes, labor disputes or unfair
                     labor practice charges involving the Business;

                               (ix) Any change in the compensation (in the form
                     of salaries, wages, incentive arrangements or otherwise) payable or to become payable by SMI or the Company to any officers, employees, agents or independent contractors of SMI or the Company, other than normal merit increases in the ordinary course of business in accordance with its past practices, or any bonus payment or arrangement made to or with any such person or entity;

                               (x) Any entering into or amendment of any
                     employment, deferred compensation or severance agreement or any other agreement with any officer, director or employee, including any employee that earned $100,000 or more in fiscal year ended December 31, 1997 or is scheduled as of the date hereof and through the Closing Date to earn $100,000 or more in fiscal year ended December 31, 1998 (each a "Highly Compensated Employee") of SMI or the Company other than normal merit increases, or any establishment, adoption or entering into or amendment of any collective bargaining, bonus, incentive, deferred compensation, profit sharing, stock option or purchase, other equity-based rewards, insurance, pension, retirement, post-retirement, severance or other employee benefit plan;

                               (xi) Any change, or the obtaining of information
                     concerning a prospective change, with respect to any officers or management employees involved in the Business, any grant of any severance or termination pay to any officer, employee, agent, independent contractor or other Person involved in the Business or any increase in benefits payable under any existing severance or termination pay policies or employment agreement or relationship;

                               (xii) Any payment or discharge of a material
                     Encumbrance or Liability relating to the Business which was not shown on the Base Balance Sheet or incurred in the ordinary course of business in a manner consistent with past practices, and otherwise consistent with the representations, warranties, covenants and terms of this Agreement;

                               (xiii) Any payment made or obligation or
                     Liability incurred by SMI or the Company to, or any other transaction by SMI or the Company with, any of its officers, managers, directors, stockholders, members, Highly Compensated Employees or independent contractors, or any loans or advances made by SMI or the Company to any of its Affiliates, officers, directors, managers, stockholders, members, Highly Compensated Employees or independent contractors, except normal compensation and expense allowances consistent with past practice, or any prepayment of any loans from stockholders, members, officers, directors or managers (if any) in the ordinary course of business in a manner consistent with past practices;

                               (xiv) Any change in accounting methods or
                     practices, return policies, credit practices, collection policies or payment policies used in the operation of the Business including, without limitation, any change in the recognition of income, the collection of accounts receivable or the discharge or recording of payables relative to past practices, the increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves, or any failure to pay accounts payable in the ordinary course of business and in a manner consistent with past practice and otherwise consistent with the representations, warranties, covenants and terms of this Agreement, and in any event within forty-five (45) days of the due date thereof unless they are being disputed in good faith and unless appropriate reserves are maintained with respect to such disputed items;

                               (xv) Any cancellation or loss of any material
                     right or asset, or waiver of any right, of the Business or any making of any tax election or settling or compromising of any federal, state, local or foreign income tax liability;

                               (xvi)  Any factoring of receivables;

                               (xvii) Any amendment to the organizational
                     documents of SMI or the Company or the authorized or issued capital stock or equity interests of SMI or the Company, or any acquisition of any securities issued by any other business organization other than short-term investments in the ordinary course of business in a manner consistent with past practices, and otherwise consistent with the representations, warranties, covenants and terms of this Agreement;

                               (xviii) To the knowledge of SMI, any
                     investigation by a Governmental Entity (as defined in Section 10.11) or Litigation (as defined in Section 10.11) threatened or commenced since such date;

                               (xix) Any change in the relationships with
                     suppliers, distributors, brokers, sales representatives, licensees, licensors, customers or others with whom the Business has business relationships which, individually or in the aggregate, would have a Material Adverse Effect;

                               (xx) Any alteration or change in the methods of
                     operation employed by the Business, including without limitation, any markdowns or discounts, including future concessions or special arrangements associated or negotiated with respect to goods sold or to be sold which, individually or in the aggregate, would have a Material Adverse Effect;

                               (xxi) Any Product sold by SMI or the Company
                     which includes significantly different decorative labeling or decorative cartons that had not been previously used by SMI or the Company, other than the Company's new aromatherapy product line; or

                               (xxii) Any agreement or understanding, whether in
                     writing or otherwise, that would result in any of the transactions or events or require SMI or the Company to take any of the actions specified in paragraphs (i) through
                     (xxi) above.

           (l) Ordinary Course . Since December 31, 1997, SMI and the Company have conducted the Business (including inventory policies) only in the ordinary course and in a manner consistent with past practices and otherwise consistent with the representations, warranties, covenants and terms of this Agreement.

           (m) Banking Relations . All of the arrangements with any banking institution relating to the Business are set forth in Section 2.1(m) of the Disclosure Schedules, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

           (n) Intellectual Property

                                (i) Except and as described in Section 2.1(n) of
                     the Disclosure Schedules, the Company and SMI owns or has the right or license to use all Intellectual Property (as defined in Section 10.11) used in the Business as presently conducted or as contemplated to be conducted ("SMI Intellectual Property"), including, without limitation, all rights to the "Sarah Michaels" trademark and to use the "Sarah Michaels" name. Except as described in Section 2.1(n)(i) of the Disclosure Schedules, no proceedings have been instituted in the five year period prior to the date hereof, which challenge the rights of SMI, the Company or La Loren in respect of any SMI Intellectual Property. No proceedings are pending, or to the knowledge of SMI, threatened, which challenge the rights of SMI, the Company or La Loren in respect of any SMI Intellectual Property, and to the knowledge of SMI, no other person has or alleges any rights in or to the SMI Intellectual Property. SMI and the Company have the right to use, free and clear of claims or rights of other persons made or asserted, to the knowledge of SMI, all SMI Intellectual Property.

                               (ii) All SMI Intellectual Property which is
                     material to the conduct of the Business as presently conducted or contemplated to be conducted is listed in
                     Section 2.1(n) of the Disclosure Schedules ("Material SMI Intellectual Property"). Such Material SMI Intellectual Property has been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on the Disclosure Schedules, is valid, enforceable and in good standing and has been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such jurisdiction as set forth in Section 2.1(n) of the Disclosure Schedules.

                               (iii) All licenses or other agreements under
                     which the Company and SMI have been granted rights in Intellectual Property or have granted such rights to others are listed in Section 2.1(n) of the Disclosure Schedules. All said licenses or other agreements are in full force and effect, there is no default by SMI, the Company or La Loren, or to the knowledge of SMI, any other party thereto, and, to the knowledge of SMI, no condition, event or fact exists which, with notice, passage of time or both would constitute a material default by SMI, the Company or La Loren or to the knowledge of SMI, by any other party thereto, and all rights thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

                               (iv) SMI, the Company and La Loren have taken all
                     commercially reasonable steps required in accordance with sound business practice to establish and preserve their ownership of all Material SMI Intellectual Property. Without limiting the foregoing Sections 2.1(n)(i) through
                     (iii), none of the Company, SMI or La Loren, has received notice of, nor, to the knowledge of SMI, has there been, any infringement by others of any Material SMI Intellectual Property or, to the knowledge of SMI, any facts, events or circumstance which would give rise to an infringement. None of SMI, the Company or La Loren has received notice of, nor, to the knowledge of SMI, has there been, any claim by any employee or consultant of SMI, the Company or La Loren of any ownership right in Material SMI Intellectual Property.

                               (v) Without limiting the foregoing Sections
                     2.1(n)(i) through (iv), to the knowledge of SMI, the conduct of the Business does not infringe and, except as described in Section 2.1(n)(v) of the Disclosure Schedules, in the five-year period prior to the date hereof, has not been alleged in writing to infringe any Intellectual Property of any other person. No proceeding charging SMI, the Company or La Loren with infringement of any Intellectual Property of any other person are currently pending, or to the knowledge of SMI, is threatened to be filed. To the knowledge of SMI, there exists no unexpired patent which includes claims that would be infringed by the conduct of the Business or otherwise adversely affect the Business. To the knowledge of SMI, the conduct of the Business does not involve the unauthorized use of any confidential information or trade secrets of any Person, including without limitation any former employer of any past or present employee of SMI, the Company or La Loren. None of SMI, the Company or La Loren, or, to the knowledge of SMI, any of their employees, has any agreements or arrangements with any Person other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's engagement in business activities of any nature.

                                (vi) Except as set forth in Section 2.1(n) of
                     the Disclosure Schedules, to the knowledge of SMI, the computer software included in the Intellectual Property performs in all material respects in accordance with the documentation and other written material used in connection with the software and is free of material defects in programming.

           (o) Commitments.

                               (i) Except for contracts, plans, policies,
                     agreements and licenses and other Commitments described in
                     Section 2.1(o)(i) of the Disclosure Schedules (true and complete copies of which have been delivered to Buyer), neither SMI nor the Company is a party to and neither is bound by or subject to, or has assets bound by or subject to:

                                          (A)       any employee benefit plan or
                                                    policy providing for
                                                    bonuses, pensions, options
                                                    or other equity-based
                                                    awards, stock purchases,
                                                    deferred compensation,
                                                    retirement payments,
                                                    severance, post-retirement
                                                    benefits or profit sharing;

                                          (B)       any employment contract, any
                                                    other contract for services
                                                    which requires the payment
                                                    of more than $100,000
                                                    annually or which is not
                                                    terminable within 30 days
                                                    without liability for any
                                                    penalty or severance
                                                    payment, or any collective
                                                    bargaining or like agreement
                                                    with any labor organization;

                                          (C)       any Commitment for the
                                                    purchase or sale of any real
                                                    or personal property,
                                                    commodity, material,
                                                    equipment or service except
                                                    purchase orders in the
                                                    ordinary course of business
                                                    in a manner consistent with
                                                    past practices and otherwise
                                                    consistent with the
                                                    representations, warranties,
                                                    covenants and terms of this
                                                    Agreement for less than
                                                    $100,000 each, such orders
                                                    not exceeding $500,000 in
                                                    the aggregate;

                                          (D)       any Commitment creating an
                                                    obligation of $100,000 or
                                                    more with respect to any
                                                    such Commitment;

                                          (E)       any Commitment providing for
                                                    the purchase or sale of a
                                                    stated portion of
                                                    requirements or outputs of a
                                                    particular product;

                                          (F)       any Commitment creating an
                                                    obligation of $50,000 or
                                                    more which by its terms does
                                                    not terminate or is not
                                                    terminable without penalty
                                                    upon sixty (60) days notice;

                                          (G)       any Commitment with any
                                                    sales agent, broker,
                                                    representative, independent
                                                    contractor or distributor,
                                                    excluding Commitments with
                                                    employees, for the
                                                    distribution of the
                                                    Company's products;

                                          (H)       any Commitment containing
                                                    covenants limiting the
                                                    freedom of SMI, the Company
                                                    or La Loren to compete in
                                                    any line of business, in any
                                                    geographical area, or with
                                                    any person or entity or to
                                                    disclose certain
                                                    information;

                                          (I)       any Commitment in respect of
                                                    licenses or Commitments
                                                    relating to Intellectual
                                                    Property (as licensor or
                                                    licensee) other than routine
                                                    software licenses to end
                                                    users entered into in the
                                                    ordinary course of business
                                                    in a manner consistent with
                                                    past practices and otherwise
                                                    consistent with the
                                                    representations,
                                                    warranties, covenants and
                                                    terms of this Agreement, for
                                                    a total consideration not
                                                    exceeding $50,000 for any
                                                    one such license;

                                          (J)       any agreement involving a
                                                    lease, sublease, assignment,
                                                    license or other Commitment
                                                    pursuant to which SMI or the
                                                    Company has the right to use
                                                    any real or personal
                                                    property or is the lessor of
                                                    any real personal property
                                                    or any "capitalized" or
                                                    "financing" lease or which
                                                    grants any option or
                                                    preferential rights to
                                                    purchase any such personal
                                                    or real property;

                                          (K)       any indenture, mortgage,
                                                    promissory note, loan
                                                    agreement, guaranty, letter
                                                    of credit, bankers
                                                    acceptances or other
                                                    Commitment relating to the
                                                    borrowing of money and any
                                                    related security agreement;

                                          (L)       any Commitment with any
                                                    officer, employee, director,
                                                    or stockholder or with any
                                                    persons or organizations
                                                    Controlled by or Affiliated
                                                    with any of them;

                                          (M)       any Commitment providing for
                                                    the indemnification of other
                                                    Persons or the sharing of
                                                    the tax liability of others;

                                          (N)       any Commitment with any
                                                    Governmental Entity,
                                                    including Orders (as defined
                                                    in Section 10.11);

                                          (O)       any power of attorney;

                                          (P)       any Commitment or Order
                                                    relating to any Litigation;

                                          (Q)       any Commitment for the
                                                    construction, modification
                                                    or repair of any building,
                                                    structure or facility or for
                                                    the incurrence of any
                                                    capital expenditures or for
                                                    the acquisition of fixed
                                                    assets, in each case
                                                    providing for aggregate
                                                    payments in excess of
                                                    $50,000;

                                          (R)       any Commitment relating to
                                                    the acquisition by SMI or
                                                    the Company of any business
                                                    or the capital stock of any
                                                    other entity that has not
                                                    been consummated or that has
                                                    been consummated but contain
                                                    representations, covenants,
                                                    guaranties, indemnities or
                                                    other obligations that
                                                    remain in effect;

                                          (S)       any Commitment relating to
                                                    clean-up, abatement or other
                                                    actions in connection with
                                                    the remediation of any
                                                    conditions relating to
                                                    Hazardous Substances (as
                                                    defined in Section

                                                    10.11) or to achieve
                                                    compliance with
                                                    Environmental Laws (as
                                                    defined in Section 10.11);

                                          (T)       any Commitment relating to
                                                    product promotion or coupon
                                                    redemption in any such case
                                                    which has an aggregate
                                                    future liability to any
                                                    party in excess of $10,000;

                                          (U)       any Commitment to purchase
                                                    or acquire advertising or
                                                    other product promotion or
                                                    brand support, other than
                                                    (A) spot orders purchased in
                                                    the ordinary course of
                                                    business in a manner
                                                    consistent with past
                                                    practices not exceeding
                                                    $50,000 or (B) involving, in
                                                    each case, Commitments by
                                                    SMI or the Company of less
                                                    than $25,000; or

                                          (V)       any Commitment currently in
                                                    negotiation by SMI or the
                                                    Company of a type which if
                                                    entered into would be
                                                    required to be listed on
                                                    Section 2.1(o)(i) of the
                                                    Disclosure Schedules or to
                                                    be disclosed on any other
                                                    Disclosure Schedule hereto.

                               (ii) Section 2.1(o)(ii) of the Disclosure
                     Schedules sets forth certain information concerning purchase Commitments for the 1997 and 1998 Christmas Holiday Seasons.


                               (iii) All Commitments to which either SMI or the
                     Company is a party, or to which SMI or the Company's assets are subject, are valid and are in full force and effect and constitute legal, valid and binding obligations of SMI and the Company and, to the knowledge of SMI, the other parties thereto, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors rights generally or by general principles of equity regardless of whether asserted in equity or at law. Neither SMI, the Company or La Loren (solely as to Section 2.1(o)(i)(I)) or, to the knowledge of SMI, any other party to any Commitment to which either SMI or the Company is a party, to which SMI or the Company's assets are subject or to any Order applicable to the Business is in default in complying with any provisions thereof, and no condition or event or facts exist which, with notice, passage of time or both would constitute a default, breach, violation, or give rise to an Encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration thereof on the part of SMI, the Company, La Loren or, to the knowledge of SMI, on the part of any other party thereto under, any Commitment or Order listed on Section 2.1(o)(i) or 2.1(o)(ii) of the Disclosure Schedules, except for breaches, violations and defaults, Encumbrances or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration which, individually or in the aggregate, would not have a Material Adverse Effect. Complete copies (or if oral, a summary of the material terms) of all Commitments or Orders required to be listed in Section 2.1(o)(i) or 2.1(o)(ii) of the Disclosure Schedules, including, without limitation, all amendments and supplements thereto, and complete copies of all standard form Commitments used by the Company in the conduct of the Business, have been delivered to Buyer.

           (p) Litigation . Section 2.1(p) of the Disclosure Schedules lists all currently pending Litigation against, affecting or involving SMI, the Company or La Loren or any of their respective rights or properties, or which seeks to prevent or challenge the transactions contemplated hereby. Except for matters described in Section 2.1(p) of the Disclosure Schedules, there is no Litigation pending or, to the knowledge of SMI, threatened against, affecting or involving SMI, the Company or La Loren or any of their respective rights or properties, or which seeks to prevent or challenge the transactions contemplated hereby, which, individually or in the aggregate, would have any Material Adverse Effect or which could prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein, Section 2.1(p) of the Disclosure Schedules sets forth a description of the forums for the matter, the parties thereto and the type and amount of relief sought.

           (q) Permits; Compliance with Laws.


                               (i) Each of SMI and the Company has all
                     franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, certificates, approvals, qualifications or other rights and privileges (collectively "Permits") necessary to permit the ownership of the properties involved therein and the conduct of the Business as the same is presently conducted, except to the extent that the absence of any such Permit, individually or in the aggregate, would not have a Material Adverse Effect. A listing of such Permits is set forth in
                     Section 2.1(q) of the Disclosure Schedules. All such Permits are valid and in full force and effect, and SMI and the Company are in compliance with their obligations under such Permits, except to the extent the absence of any such Permit or the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in Section 2.1(q) of the Disclosure Schedules, no Permit is subject to termination or would be adversely affected as a result of the performance of the obligations arising pursuant to the Agreement or consummation of the transactions contemplated hereby.

                               (ii) Except as set forth in Section 2.1(q) of the
                     Disclosure Schedules, to the knowledge of SMI, each of SMI, the Company and La Loren is presently in compliance in all respects, and during the past four years has been in compliance, with all applicable Laws, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. Neither SMI nor the Company has received notice of a violation or alleged violation of any such Law. Neither SMI nor the Company has entered into or been subject to any judgment, injunction, ruling, consent decree, stipulation, compliance, order or administrative order with respect to any Law or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any Law.

           (r) Insurance . The physical properties and assets relating to the Business are insured to the extent disclosed in Section 2.1(r) of the Disclosure Schedules. Such insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and each of SMI and the Company is in compliance in all material respects with the terms thereof. To the knowledge of SMI, such insurance is adequate and customary for the Business and is sufficient for compliance with all requirements of law. Except as disclosed in Section 2.1(r) of the Disclosure Schedules, the Company or SMI may terminate each of its insurance policies or binders at or after the date hereof and would incur no penalties or other costs in doing so. No notice of cancellation or non-renewal of any such policies or binders has been received by the Company or SMI, nor, to the knowledge of SMI, is any cancellation or non-renewal threatened.

           (s) Warranty and Related Matters. Except as disclosed in Section 2.1(s) of the Disclosure Schedules, there are no existing or, to the knowledge of SMI, threatened product liability, warranty or other similar claims, against SMI, the Company or La Loren for products or services which are defective or fail to meet any product or service warranties which, individually or in the aggregate, would have a Material Adverse Effect. Neither SMI, the Company, nor La Loren has received any statements, citations or decisions or Orders by any Governmental Entity stating that any product manufactured, sold, designed, marketed or distributed at any time by SMI, the Company or La Loren ("Products"), is defective or unsafe or fails to meet any product warranty or any standards promulgated by any such Governmental Entity. Except as set forth on Section 2.1(s) of the Disclosure Schedules to the knowledge of SMI, there is no (i) latent or overt design, manufacturing or other defect in any Product that would be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) material Liability for warranty claims or returns with respect to any Product. None of the Products has been subject to recall. To the knowledge of SMI, all Products sold by SMI, the Company or La Loren comply in all material respects with all industry and trade association standards and legal standards applicable to such Products, including, without limitation, consumer product, manufacturing, labeling, quality, purity and safety Laws of the United States and each state in which SMI, the Company or La Loren sells the Products and each other jurisdiction (including foreign jurisdictions) in which SMI, the Company or La Loren sells the Products. No claim has been asserted against SMI, the Company or La Loren for renegotiation or price redetermination of any business transaction, and, to the knowledge of SMI, there are no facts upon which any such claim could be based. None of SMI, the Company or La Loren, makes or has made any warranties, other than those, if any, arising by operation of law with respect to the Products.

           (t) Finder's Fees. None of the Sellers, SMI or the Company has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby, except a fee payable to Merrill Lynch & Co., Inc., payment of which fee is the sole and exclusive responsibility of the Sellers. Buyer has been provided with a true and correct copy of the engagement letter with Merrill Lynch & Co., including, without limitation, all amendments and supplements thereto.

           (u) Transactions with Interested Persons. Except as set forth in
Section 2.l(u) of the Disclosure Schedules and employment at will arrangements which are terminable without payment or penalty by SMI or the Company, no present, or to the knowledge of SMI, former supervisory employee, officer, director, stockholder or independent contractor and no Affiliate of any such Person, is currently a party to any transaction with SMI or the Company, including, without limitation any Commitment or other arrangement providing for the employment of, loan to or from, furnishing of services by or to, rental or real or personal property to or from or otherwise requiring payments to any such person, and to the knowledge of SMI, no such person owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of SMI or the Company or any organization which has a contract or arrangement with SMI or the Company. Except as set forth in Section 2.1(u) of the Disclosure Schedules, there are no Commitments to, and no income reflected in the Financial Statements has been derived from, any affiliate of SMI or the Company and neither the Company nor SMI has any obligation of any kind or description to any such Affiliate. No present or, to the knowledge of SMI, former employee, officer, director, stockholder or independent contractor of SMI or the Company and no Affiliate of any such Person owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director or in another similar capacity of L&N Packaging ("L&N"). The Commitments between L&N or its Affiliates on the one hand, and SMI or the Company or their Affiliates, on the other hand, were made on an arm's-length basis.

           (v) Employee Benefit Programs.

           (i) Neither SMI, the Company nor La Loren maintains or contributes to any employee benefit plan (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), compensation, stock option bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement, or any similar plan, policy or agreement (an "Employee Benefit Plan") other than the Employee Benefit Plans identified in Section 2.1(v) of the Disclosure Schedules.

                                          (A) The terms, establishment and
                               operation of each Employee Benefit Plan comply in all material respects with its terms and all applicable Laws and regulations relating to such Employee Benefit Plans and any Employee Benefit Plan that is a group health plan within the meaning of Code Section 4980B(g)(2) meets the requirements of Code Section 4980B(f).

                                          (B) Each Employee Benefit Plan
                               intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Employee Benefit Plan is so qualified and that each trust forming a part of any such Employee Benefit Plan is exempt from tax pursuant to
                               Section 501(a) of the Code and no circumstances exist which would adversely affect this qualification or exemption. Each Employee Benefit Plan can be amended, terminated or otherwise discontinued without liability to

                               SMI or the Company. SMI and the Company and each of their Affiliates have made all payments required by each Employee Benefit Plan, each related trust, each collective bargaining agreement or by law to be made to, or with respect to, each Employee Benefit Plan. There are no unfunded obligations of SMI, the Company or La Loren under any retirement, pension, profit sharing, deferred compensation plan or similar program or any other Employee Benefit Plan. Neither SMI nor the Company is required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or any applicable labor relations law. Except as set forth in Section 2.1(v) of the Disclosure Schedules, none of SMI, the Company or La Loren has ever maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees (including retired employees) or has ever promised to provide such post-termination benefits. There is no action, audit, suit or claim, pending or, to the knowledge of SMI, threatened, relating to any Employee Benefit Plan or fiduciary of such Employee Benefit Plan or assets of any such Employee Benefit Plan.

                               (ii) None of SMI, the Company, La Loren or any
                     ERISA Affiliate has ever (A) sponsored, maintained, contributed to, or been required to contribute to, an employee pension benefit plan (as defined under Section 3(2) of ERISA) which is subject to Title IV of ERISA or (B) contributed to or been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any multiemployer plan (as defined in Section 3(37) of ERISA). "ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with SMI, the Company or La Loren under Section 414(o) of the Code, or is under "common control" with SMI, the Company or La Loren, within the meaning of Section 4001(a)(14) of ERISA.

                               (iii) The execution of, and performance of the
                     transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (A) constitute an event under any Employee Benefit Plan, trust or loan that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, (B) result in the triggering or imposition of any restrictions or limitations on the right of SMI, the Company or La Loren, or the Buyer to amend or terminate any Employee Benefit Plan, or (C) result in any payment or benefit, which will or may be made by SMI, the Company or La Loren, the Buyer or any of their respective Affiliates with respect to any employee, being characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

                               (w) Environmental Matters.

                               (i) Except as disclosed on Section 2.1(w) of the
                     Disclosure Schedules, and except for any of the following, individually or in the aggregate, that would not result in a Material Adverse Effect:

                                          (A) SMI, the Company and La Loren have
                               been operated at all times, and are, in
                               compliance with applicable Environmental Laws and have obtained, are in compliance with, and have made all required filings for issuance or renewal of, all permits, licenses, authorizations, registrations and other governmental consents required under any applicable Environmental Laws ("Environmental Permits"), and all such Environmental Permits are in full force and effect;

                                          (B) there are no claims, notices,
                               civil, criminal or administrative actions, suits, hearings, investigations, inquiries, proceedings or any other Litigation pending or, to the knowledge of SMI, threatened, against SMI, the Company or La Loren that are based on or related to any actual or alleged release of Hazardous Substances or any actual or alleged violation under Environmental Laws;

                                          (C) there are no past or present
                               facts, conditions (including, without limitation, releases of Hazardous Substances), actions or omissions, in each case attributable to SMI, the Company or La Loren, or, to the knowledge of SMI, otherwise occurring or existing at or prior to the Closing, that would (x) give rise to any Liability or other obligation of SMI, the Company or La Loren under any Environmental Laws, (y) form the basis of any claim, action, suit, proceeding, hearing, investigation, inquiry or any other Litigation under any Environmental Laws against SMI, the Company or La Loren, or (z) interfere with or prevent continued compliance by SMI or the Company with Environmental Laws or Environmental Permits;

                                          (D) SMI, the Company or BIB has
                               delivered to Buyer true and complete copies of any reports, studies, analyses, tests, or monitoring data possessed or initiated by any of BIB, SMI, the Company or La Loren pertaining to Hazardous Substances at, on, under or affecting any real property currently or formerly owned, leased or operated by SMI, the Company or La Loren concerning compliance by SMI, the Company, or La Loren or any other Person for whose conduct any SMI, the Company or La Loren are or may be held responsible, under Environmental Laws.

                               (x) Certain Suppliers. Section 2.1(x) of the
Disclosure Schedules sets forth a list of all suppliers to whom the Company, SMI or La Loren made payments aggregating $100,000 or more during the fiscal year ended December 31, 1997 showing, with respect to each, the name, address and dollar volume involved (the "Suppliers"). Except as disclosed in Section 2.1(x) of the Disclosure Schedules, (i) no Supplier has canceled or otherwise terminated its relationship with SMI or the Company, (ii) during the last twelve
(12) months, the services, supplies or materials of any Supplier to SMI or the Company has not decreased materially or (iii) no Supplier has given SMI or the Company written notice of its intention to cancel or otherwise terminate its relationship with SMI or the Company or decrease materially its services, supplies or materials to SMI or the Company, nor, to the knowledge of SMI, has any Supplier threatened to do so. Neither

SMI nor the Company has received written notice that there will be any change in the business relationships with any Supplier or the triggering of any right of termination, cancellation or penalty or other payment in connection with, or as a result of the transactions contemplated by this Agreement, which individually, or in the aggregate, would have a Material Adverse Effect.

           (y) Employees; Labor Matters. As of June 30, 1998, SMI and the Company employed an aggregate of approximately 110 full-time employees. Neither SMI nor the Company is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as disclosed in Section 2.1(y) of the Disclosure Schedules, neither SMI nor the Company has (i) any formal policy of paying any employee for vacation or sick leave accrued at the time of termination or (ii) any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment or services. Each of SMI and the Company is in compliance with all applicable Laws and regulations respecting labor, employment (including Laws respecting discrimination, sexual harassment and workers' compensation), fair employment practices, terms and conditions of employment, wage withholding and wages and hours, except where such non-compliance, individually or in the aggregate, would not result in a material Liability to SMI or the Company. Except as disclosed in Section 2.1(y) of the Disclosure Schedules, there are no charges of employment discrimination, sexual harassment or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any over concerted interference with normal operations existing, pending or to the knowledge of SMI, threatened against or involving the Business. No question concerning representation exists or, to the knowledge of SMI, is threatened or asserted respecting the employees of SMI or the Company. Except as disclosed in Section 2.1(y) of the Disclosure Schedules, to the knowledge of SMI, there are no grievances, complaints or charges that have been filed under any arbitration or other alternative dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) or any other Litigation relating to employment matters that individually or in the aggregate, would result in a material Liability to SMI or the Company. No collective bargaining agreement is in effect or is currently being negotiated with respect to the Business. Each of SMI, the Company and La Loren is and at all times since June 1, 1996 each of them has been, in compliance with the requirements of the Immigration Reform Control Act of 1986, except where such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of SMI, there are no changes pending or threatened with respect to (including, without limitation, resignation of) the senior management of either SMI or the Company nor has SMI or the Company received any notice concerning any prospective change with respect to such senior management.

                     Section 2.1(y) of the Disclosure Schedules contains a list of all managers, employees and consultants and independent contractors of SMI, the Company or La Loren who, individually, have received or are scheduled as of the date hereof and through the Closing Date to receive compensation or payments for the fiscal years ended December 31, 1997 and ending December 31, 1998, respectively, in excess of $100,000. In each case such Disclosure Schedule includes the current job title and aggregate annual compensation of each such Person.

           (z) Sales Representatives. Section 2.1(z) of the Disclosure
Schedules sets forth each sales representative, agent, broker, distributor of SMI or the Company or other person who has received commissions or other consideration in respect of the sale of any product of SMI, the Company or La Loren from January 1, 1997 to the date hereof ("Sales Representatives"), and, with respect to each Sales Representative (i) the commission rate and any other consideration paid or payable with respect to such sales, and (ii) any geographic territory or customer with respect to which such Sales Representative held exclusive rights. Except as set forth in Section 2.1(z) of the Disclosure Schedules, each Sales Representative listed therein was an independent contractor and not an employee of SMI or the Company during the period in which such Sales Representative generated the sales listed on therein. Except as set forth in Section 2.1(z) of the Disclosure Schedule, any Commitment in effect on the date hereof between any Sales Representative listed in Section 2.1(z) of the Disclosure Schedules and SMI or the Company is terminable by SMI or the Company upon no more than thirty (30) days notice, without any additional obligation by SMI or the Company, except for commissions or payments earned but not yet paid through the date of any such termination.

           (aa) Customers, Distributors and Brokers. Section 2.1(aa) of the Disclosure Schedules also sets forth each customer, distributor and/ or broker of SMI or the Company who accounted for more than 2% of sales of SMI or the Company for the twelve (12) months ended December 31, 1997 or of SMI or the Company for the six (6) months ended June 30, 1998 (collectively, the "Customers, Distributors and Brokers"). Except as disclosed in Section 2.1(aa) of the Disclosure Schedules, no Customer, Distributor or Broker has canceled or otherwise limited or terminated its relationship with the Company, or has during the last twelve (12) months decreased materially its usage or purchases of the services or products of the Business or given SMI or the Company notice stating its intention to do so, or, to the knowledge of SMI, has any Customer, Distributor or Broker threatened to do so. Except as set forth in Section 2.1(aa) of the Disclosure Schedules, no Customer, Distributor or Broker has, or currently is, requiring the payment of any fees or other amounts, the return of any portion of amounts due to SMI or the Company or any other arrangement whereby SMI or the Company must compensate any Customer, Distributor or Broker for displaying the products of the Business. Neither SMI nor the Company has received any written notice that there will be any such change in relations with any Customer, Distributor or Broker or the triggering of any right of termination, cancellation or penalty or other payment in connection with, or as a result of transactions contemplated by this Agreement, which, individually or in the aggregate, would have a Material Adverse Effect.

           (bb) Foreign Corrupt Practices Act. None of the Company, SMI, La Loren or any of their respective officers or directors or, to SMI's knowledge, any of the Sellers has at any time made or committed to make any payments for illegal political contributions or made any bribes, kickback payments or other illegal payments. None of the Company, SMI or La Loren, or, to SMI's knowledge, any of the Sellers has offered or agreed to offer anything of value to any governmental official political party or candidate for governmental office (or any person that the Company, SMI or La Loren, to SMI's knowledge, any of the Sellers knows or has reason to know, will offer anything of value to any governmental official, political party or candidate for political office), such that the Company, SMI or La Loren or, to SMI's knowledge, any of the Sellers has violated the Foreign Corrupt Practices Act of 1977, as amended from time to time, and all applicable rules and regulations promulgated thereunder. There is not now nor has there ever been any employment by the Company, SMI or La Loren, or, to the knowledge of SMI, any of the Sellers of any governmental or political official in any country while such official was in office.

           (cc) Customs and Trade Regulation. Except as set forth in Section 2.1(cc) of the Disclosure Schedules:

                               (i) There is no dispute, audit, investigation,
                     inquiry or other Litigation pending or, to the knowledge of SMI, threatened against SMI, the Company, La Loren or any of their respective officers or directors with respect to customs duties or other customs liabilities (including, without limitation, fees, fines, penalties, forfeitures, liquidated damages claims and notices of redelivery imposed by or owed to the U.S. Customs Service) in regard of merchandise imported by the Company, SMI or La Loren into the United States or exported by the Company, SMI or La Loren;

                               (ii) There is no dispute, audit, investigation,
                     inquiry or other Litigation pending or, to the knowledge of SMI, threatened against, the Company, SMI or La Loren with respect to the provision to overseas suppliers of merchandise imported into the United States of "assists" (within the meaning of 19 U.S.C. 1401a) or other property or services the value of which was not declared in customs entries;

                               (iii) None of the Company, SMI or La Loren has on
                     deposit or is depositing, any "antidumping" duty with respect to merchandise imported by it into the United States; and

                               (iv) To the knowledge of SMI, none of SMI, the
                     Company or La Loren has paid or is obligated to pay any amounts in excess of bona fide selling price to any unaffiliated third party with respect to any merchandise or services purchased or sold by it.

           2.2 Representations and Warranties of BIB and Parent. BIB and Parent represents and warrants to Buyer as to the matters set forth in this Section
2.2. For purposes of this Agreement, references to the "knowledge of BIB and Parent" shall be deemed to be the actual knowledge of Victor Kiarsis, James Conlon and David Mathies, after reasonable inquiry and after a review by such individuals of this Agreement and the Disclosure Schedules and such individuals shall not assume any personal liabilities or obligations by reason of the foregoing.

           (a) Organization and Qualification. Each of BIB and Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted.

           (b) Capital Stock. BIB is the beneficial and record owner of, and has good and marketable title to, the Shares owned by it as set forth on
Schedule I. Except as set forth in Section 2.2(b) of the Disclosure Schedules, all such Shares are owned free and clear of any Encumbrances, and there are no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of SMI owned by BIB. Except as set forth in Section 2.2(b) of the Disclosure Schedules, there are no voting trusts, proxies or other Commitments with respect to the voting of the Shares. At the Closing, BIB will deliver the Shares to Buyer free and clear of any Encumbrances other than Encumbrances created by Buyer.

           (c) Authority of BIB and Parent. Each of BIB and Parent has full corporate power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. BIB is duly authorized by irrevocable powers of attorney validly executed by the Stockholders to execute this Agreement on their behalf and bind them to all of the representations, warranties, covenants and terms of this Agreement relating to the Stockholders. The execution, delivery and performance by each of BIB and Parent of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Board of Directors of each of BIB and Parent and no other such action is required in connection therewith. This Agreement and each such other agreement, document and instrument executed and delivered by each of BIB and Parent pursuant to this Agreement, upon execution and delivery, will constitute valid and binding obligations of each of BIB and Parent enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors rights generally or by general principles of equity regardless of whether asserted in equity or at law. The execution, delivery and performance by each of BIB and Parent of this Agreement and each such agreement, document and instrument contemplated by this Agreement to which either BIB or Parent is a party:

                    (i) do not and will not violate any provision of the charter or by-laws or other constitutive documents of BIB, Parent or SMI or the Certificate of Formation or the Amended and Restated Limited Liability Company Operating Agreement of the Company;

                    (ii) do not and will not violate any laws of the United States, Bermuda or any state or other jurisdiction applicable to BIB, SMI, Parent or the Company or require BIB, SMI, Parent or the Company to obtain any approval, consent or waiver of, or make any filing with, any Person that has not been obtained or made (provided, however, no representation is being made with respect to the HSR Act); and

                    (iii) except as set forth in Section 2.2(c) of the Disclosure Schedules, do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, Permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, relating to BIB, Parent, SMI or the Company or by which any property of BIB, Parent, SMI or the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or Encumbrance on any asset of BIB, Parent, SMI or the Company.

           (d) Litigation. There is no Litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of BIB, threatened which could prevent or hinder the consummation of the transactions contemplated by this Agreement.

           2.3 Representations and Warranties of the Stockholders and The Kaplan Trust. Each of the Stockholders and The Kaplan Trust, severally and not jointly, represents and warrants to Buyer as to the matters set forth in this
Section 2.3. For purposes of this Agreement, references to the "knowledge of each Stockholder and/or The Kaplan Trust" shall be deemed to be (i) in the case of Stockholders who are individuals, the actual knowledge of each such Stockholder after reasonable inquiry and after review of this Agreement and the Disclosure Schedules, and such individuals shall not assume any personal liabilities or obligations by reason of the foregoing, (ii) in the case of Stockholders who are not individuals, the actual knowledge of any general partner, manager, officer or director of such Stockholders, after reasonable inquiry and after a review of this Agreement and the Disclosure Schedules and such individuals shall not assume any personal liabilities or obligations by reason of the foregoing, and (iii) in the case of The Kaplan Trust, the actual knowledge of Mark Kaplan, Lynda Gordon and Kenneth Kaplan, after reasonable inquiry and after a review of this Agreement and the Disclosure Schedules, but without any other obligations of inquiry on the part of such individuals and such individuals shall not assume any personal liabilities or obligations by reason of the foregoing.

           (a) Organization and Qualification. Each of the Stockholders that is a corporation, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Lynda Gordon and Kenneth Kaplan are the currently acting trustees of The Kaplan Trust, a trust duly organized and validly existing and governed by the laws of the Commonwealth of Massachusetts. Each of the Stockholders that is a partnership, is a partnership duly organized and validly existing and in good standing under the laws of its jurisdiction of organization.

           (b) Capital Stock. Each of the Stockholders is the beneficial and record owner of, and has good and marketable title to, the Shares owned by it as set forth in Schedule I. The Kaplan Trust is the beneficial and record owner of, and has good and marketable title to, 200,000 Class B Units of the Company. Except as set forth in Section 2.3(b) of the Disclosure Schedules, all such Shares and Class B Units are owned, or will be at Closing owned, free and clear of any and all Encumbrances, and there are no, and will be at Closing no, outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of SMI or Units of the Company owned by such Stockholder or The Kaplan Trust. Except as set forth in
Section 2.3(b) of the Disclosure Schedules, there are no voting trusts, proxies or other Commitments with respect to the voting of the Shares or the Class B Units of the Company. At the Closing, the Stockholders and The Kaplan Trust will deliver the Shares and Class B Units to Buyer free and clear of any Encumbrances other than Encumbrances created by Buyer.

           (c) Authority of Stockholders and The Kaplan Trust. Each of the Stockholders and The Kaplan Trust has the full power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by each Stockholder or The Kaplan Trust, as the case may be. BIB is duly authorized by irrevocable powers of attorney validly executed by the Stockholders to execute this Agreement on their behalf and bind them to all of the representations, warranties, covenants and terms of this Agreement relating to the Stockholders. The execution, delivery and performance by each Stockholder and The Kaplan Trust of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate, partnership or other action of each Stockholder and The Kaplan Trust, as the case may be, and no other such action is required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by each Stockholder or The Kaplan Trust, as the case may be, will, upon execution and delivery, constitute valid and binding obligations of each Stockholder or The Kaplan Trust, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors rights generally or by general principles of equity regardless of whether asserted in equity or at law. The execution, delivery and performance by each Stockholder or The Kaplan Trust of this Agreement and each such agreement, document and instrument contemplated by this Agreement to which each Stockholder or The Kaplan Trust is a party:

                    (i) do not and will not violate any provision of the charter, by-laws, partnership agreement, Trust Agreement or other constitutive documents of each Stockholder that is not an individual or the certificate of incorporation or by-laws of SMI or the Certificate of Formation or Amended and Restated Limited Liability Company Operating Agreement of the Company;

                    (ii) do not and will not violate any laws of the United States or any state or other jurisdiction applicable to The Kaplan Trust, each Stockholder, SMI or the Company or require The

                              Kaplan Trust, such Stockholder, SMI or the Company to obtain any approval, consent or waiver of, or make any filing with, any Person that has not been obtained or made (provided, however, no representation is being made with respect to the HSR Act); and

                    (iii) except as set forth in Section 2.3(c) of the Disclosure Schedules, do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, by which any property of The Kaplan Trust, such Stockholder, SMI or the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or Encumbrance on any asset of The Kaplan Trust, such Stockholder, SMI or the Company.

           (d) Litigation. There is no Litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of each Stockholder and/or The Kaplan Trust, threatened which could prevent or hinder the consummation of the transactions contemplated by this Agreement.

           (e) Spousal Status. Each Stockholder represents and warrants that:
(i) such Stockholder's spouse, if any, does not have any interest in the Shares or (ii) if such Stockholder's spouse, if any, does have an interest in the Shares, the spouse of such Stockholder has executed a spousal consent, a true and correct copy of which is attached hereto as Section 2.3(e) of the Disclosure Schedules.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BUYER.

           3.1 Representations and Warranties of Buyer. Buyer hereby represents and warrants to each Seller as to the matters set forth in this Section 3.1.

           (a) Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

                  (b) Authority of Buyer. Buyer has full corporate power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each such agreement, document and instrument executed and delivered by Buyer, pursuant to this Agreement will, upon execution and delivery, constitute valid and binding obligations of Buyer enforceable in accordance with their terms, except as the enforceability hereof may be limited by the effect of applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors rights generally or by general principles of equity regardless of whether asserted in equity or law. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

                       (i) do not and will not violate any provision of the
                           Certificate of Incorporation or by-laws of Buyer;

                      (ii) do not and will not violate any laws of the United
                           States or any state or other jurisdiction applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any Person which has not been obtained or made (provided, however, no representation is being made with respect to the HSR Act); and

                     (iii) do not and will not result in a breach of,
                           constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement or other agreement mortgage, lease, permit, order, judgment or decree to which Buyer is a party or by which the property of Buyer is bound or affected.

         (c) Litigation. There is no Litigation pending or, to the knowledge of Buyer, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         (d) Finder's Fees. Buyer has not incurred or become liable for any broker's commission or finder's fee for which Sellers will be responsible relating to or in connection with the transactions contemplated by this Agreement to which Buyer is a party.

         (e) Investment Purpose. Buyer is buying the Shares for investment only and not with a view to resale in connection with any distribution thereof, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and all other applicable securities laws. Buyer is an "accredited investor" within the meaning of the Securities Act.

         (f) Financing. On the Closing Date, Buyer will have sufficient funds necessary to consummate the transactions contemplated by this Agreement.


ARTICLE 4.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES.


         All representations and warranties herein or in any schedule, exhibit, certificate or document delivered by any party to the other party pursuant to this Agreement shall survive for a period of twelve (12) months after the Closing regardless of any investigation except that:

                  (a) the representations set forth in Sections 2.1(h), 2.1(v) and 2.1(w) shall survive the Closing Date until three (3) months after the expiration of the applicable statute of limitations (including any extensions thereof);

                  (b) the representations and warranties set forth in Sections 2.1(b), 2.1(c), 2.1(d), 2.2(b), 2.2(c), 2.3(b), 2.3(c) and 2.3(e) of this
Agreement shall survive indefinitely; and

                  (c) the covenants, obligations and agreements of the parties in this Agreement shall survive until performed or otherwise discharged in accordance with their terms.




ARTICLE 5.        COVENANTS OF THE PARTIES.

         The parties hereby covenant and agree as follows:

         5.1 No Solicitation. From the date of this Agreement until the Closing or earlier termination of this Agreement, other than in connection with the transactions contemplated hereby, none of the Sellers, the Company or SMI shall solicit, propose or facilitate (including, without limitation, by way of providing information regarding the Business, SMI or the Company to any Person other than in the ordinary course of the Business in a manner consistent with past practice), directly or indirectly, any inquiries, discussions or proposals for, continue or enter into negotiations looking toward, or enter into or consummate any agreement or understanding in connection with any proposal regarding any purchase or other acquisition of all or any portion of the Business (other than the ordinary course of the Business sale of inventory or replacement of assets), SMI, the Company or any of the equity securities (whether newly issued or currently outstanding) of SMI, the Company, or any merger, business combination or recapitalization involving the Business, SMI or the Company, each of the Sellers will use their commercially reasonable efforts to cause SMI and the Company's officers, directors, representatives, agents and Affiliates to refrain from any of the above.

         5.2 Conduct of Business Pending Closing. From the date hereof until the Closing Date, BIB shall cause, and the other Sellers shall use their commercially reasonable efforts to cause, SMI and the Company to:

                  (a) maintain their existence in good standing;

                  (b) maintain the general character of the Business and conduct the Business in the ordinary course of business consistent with past practices subject to seasonal fluctuations, general economic conditions and variations in customer order levels;

                  (c) maintain proper business and accounting records consistent with past practices;

                  (d) maintain the properties relating to the Business in substantially the same repair and condition, as on the date of this Agreement, subject to normal wear and use;

                  (e) maintain the Goodwill and ongoing operations of the Business;

                  (f) maintain the current relationships of the Company and SMI with their customers, suppliers, distributors, agents, officers and employees and other Persons with which the Company or SMI has business relationships;

                  (g) maintain all of the assets (including, without limitation, the inventory) owned or used by the Business in the ordinary course of business consistent with past practice;

                  (h) maintain insurance in full force and effect with respect to the Business with responsible companies, comparable in amount, scope and coverage to that in effect on the date of this Agreement;

                  (i) perform and comply in all material respects with their obligations under the Commitments; and

                  (j) use commercially reasonable efforts to preserve the Business intact consistent with past practices.

         5.3 Prohibited Actions Pending Closing. Unless otherwise provided for herein or approved by Buyer in writing, from the date hereof until the Closing Date, BIB shall cause, and the other Sellers shall use their commercially reasonable efforts to cause, SMI and the Company not to:

                  (a) amend or otherwise change their respective Certificates of Incorporation, By-Laws, Certificate of Formation or Amended and Restated Limited Liability Company Operating Agreement;

                  (b) repurchase, redeem or otherwise acquire or exchange any shares of their capital stock, membership interests, or any other of their securities or equity interests;

                  (c) issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to, any shares of their capital stock, membership interests, or any other of their securities or equity interests;

                  (d) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof);

                  (e) other than under the Heller Indebtedness pursuant to the terms thereof as in effect on the date hereof, issue any debt securities or make any loans, advances or capital contributions to, or investments in any Person;

                  (f) authorize or incur any additional debt for money borrowed other than in the ordinary course of business consistent with past practices;

                  (g) mortgage, pledge or subject to lien or other Encumbrance any of their material properties or agree to do so, except for liens set forth in Section 5.3(g) of the Disclosure Schedules;

                  (h) enter into or agree to enter into any material Commitment other than in the ordinary course of business;

                  (i) enter into or adopt or amend any existing Commitment relating to severance, enter into or adopt or amend any existing severance plan, enter into or adopt or amend any employment agreement or employee plan (including, without limitation, the plans, programs, agreements and arrangements referred to in Section 2.1(v)) or increase or agree to increase, the compensation of any of their officers, directors or employees (other than scheduled increases in salary in the ordinary course of business consistent with past practices), by means of salary increase, bonus or otherwise;

                  (j) sell, assign, transfer, lease or otherwise dispose of, or agree to sell or dispose of, any of their material assets or properties (other than the sale and replacement of inventory in the ordinary course of business in a manner consistent with past practices at customary gross margins and except for assets replaced by other assets of comparable value and for comparable use);

                  (k) amend or terminate any lease, contact, undertaking or other Commitment listed in any Disclosure Schedules to which any of them is a party, or to take action or fail to take any action, constituting any event of material default thereunder;

                  (l) assume, guarantee or otherwise become responsible for the obligations of any other Person or agree to so do except in the ordinary course of business consistent with past practices;

                  (m) acquire (by merger, consolidation or acquisition of stock) any Person or substantially all of, or any material portion of, the assets of any Person;

                  (n) change any method of accounting or accounting practice used by the Company or SMI, other than such changes required by U.S. GAAP and changes of tax accounting methods to the extent the Code requires conformity of financial and tax accounting methods;

                  (o) make, revoke or change any Tax election, compromise or settle any federal, state, local, foreign or other Tax liability or make any payment under any Tax sharing, allocation or indemnity agreement;

                  (p) accelerate or delay the purchase of raw materials, the manufacture, shipment or sale of inventory (including, but not limited to, any delay in the manufacture of inventory necessary for sales expected to be made by SMI or the Company in the fourth fiscal quarter of 1998), the collection of accounts or notes receivable or the payment of bank indebtedness (including, but not limited to, the Heller Indebtedness), accounts or notes payable or accrued liabilities or expenses or otherwise operate the Business, in each case, in a manner that would be outside the ordinary course of business or inconsistent with past practices;

                  (q) except as set forth in Section 5.3(q) of the Disclosure Schedules engage in any transaction with any of the Sellers or any of their Affiliates;

                  (r) allow the lapse of any of the rights of ownership of Intellectual Property of SMI, the Company or La Loren or use by a third party of any Intellectual Property which are necessary for the Company or SMI to conduct the Business;

                  (s) make any sales of Products with payment terms, discounts, promotional incentives, shipment or other terms more favorable to customers than customarily offered to such customers for products of the Business;

                  (t) take any action prior to the Closing Date which would breach any of the representations, warranties or covenants contained in this Agreement;

                  (u) sell any Product which includes significantly different decorative labeling or decorative cartons that have not been previously used by SMI or the Company, other than the Company's new aromatherapy product line;

                  (v) except as contemplated regarding prepayment penalties in
Section 6.18, request Dilmun or Heller or any of their respective Affiliates to waive, forfeit, forgive or otherwise discharge any obligations owed to Dilmun or Heller;

                  (w) agree to take any of the actions specified in this Section 5.3.

          5.4 Notices of Certain Events.

                  (a) Notice by Sellers. The applicable Seller shall promptly notify Buyer of:

                           (i) any notice or other communication of which such
                  Seller has knowledge from any Person (other than as set forth in Section 2.2(c) or 2.3(c) of the Disclosure Schedules) alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                           (ii) any notice or other communication of which such
                  Seller has knowledge from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                           (iii) any actions, suits, charges, complaints,
                  claims, investigations or proceedings commenced or, to the knowledge of SMI, BIB, the Stockholders and/ or The Kaplan Trust, threatened against, relating to, involving or otherwise affecting, the Business or which relate to the consummation of the transactions contemplated by this Agreement;

                           (iv) any event, condition or circumstance which,
                  individually or in the aggregate, would be reasonably likely to result in a Material Adverse Effect including, without limitation, any variance in customer order levels which, individually, or, in the aggregate, would be reasonably likely to result in a Material Adverse Effect (other than seasonal fluctuations or general economic conditions), or which would impair such Seller's ability to perform its obligations under this Agreement

                           (v) any failure of any Seller, the Company or SMI to
                  comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or any exhibit or schedule hereto.

                  (b) Buyer's Notice. Buyer shall promptly notify the Representative of:

                           (i) any notice or other communication of which Buyer
                  has knowledge from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                           (ii) any notice or other communication of which Buyer
                  has knowledge from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                           (iii) any actions, suits, charges, complaints,
                  claims, investigations or proceedings commenced or, to Buyer's knowledge, threatened against, relating to, involving or otherwise affecting, Buyer which relate to the consummation of the transactions contemplated by this Agreement; or

                           (iv) any event, condition or circumstance which is
                  reasonably likely to have, or does have, the effect of materially impairing the ability of Buyer to consummate the transactions contemplated by this Agreement; or

                           (v) any failure of Buyer to comply with or satisfy
                  any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or any exhibit or schedule hereto or thereto.

         5.5 Company Access; Independent Investigation. Prior to the Closing Date, Buyer shall be entitled, through its employees and representatives, to gain access to the assets, properties, business and operations of SMI, the Company and La Loren, and such examination of the books, records and financial condition of SMI and the Company as Buyer requests upon reasonable notice to the Representative. Any such access shall be at reasonable times and under reasonable circumstances, and the Representative shall cause SMI and the Company to cooperate fully therein. Any and all information or documents obtained by Buyer from SMI and the Company, concerning their respective assets, properties, businesses and operations pursuant to this Section 5.5 shall at all times be subject to the confidentiality provisions set forth in Section 5.9 hereof. If this Agreement terminates, any documents obtained from SMI and the Company or otherwise in Buyer's possession or under Buyer's control shall be promptly returned to the Representative upon written request. Buyer acknowledges and agrees that Buyer has made its own inquiry and investigation into, and, based thereon and upon representations and warranties of the Sellers in this Agreement, will have formed an independent judgment concerning the Shares, SMI and the Company. Nothing in the immediately preceding sentence shall limit in any manner whatsoever Buyer's rights to rely on or seek indemnification for breach of any of the representations, warranties, covenants or terms in this Agreement.

         5.6 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or federal court location in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives any offsets or counterclaims in any such action, suit or proceeding. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given in accordance with Section 10.3 hereof. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law. No party to this Agreement or any of its Affiliates shall be entitled to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York. Each party agrees not to challenge in any way, under the laws of any jurisdiction or country, anywhere in the world, the enforceability of, or execution on, a judgment (no longer subject to direct appeal or certiorari proceeding) entered in or as a result of any legal action, suit or proceeding arising out of or relating to this Agreement.

         5.7 Expenses. The Sellers, Parent, SMI and the Company, on the one hand, and Buyer, on the other hand, shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants. The Sellers shall bear sole responsibility for any expenses of the Company, SMI or any Affiliate of any Seller with respect to this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of the financial consultants, advisors, brokers, accountants and counsel of Sellers, Parent, SMI and the Company, regardless of whether such expenses are payable prior to, on, at or after the Closing.

         5.8 Equity. Prior to the Closing, none of the Sellers, the Company or SMI shall sell, transfer, pledge or otherwise encumber any of the Shares or Units or grant any option, warrant or other right to acquire any of the Shares or Units, or enter into any agreement to take any of the foregoing actions.

         5.9 Confidentiality. The terms of the letter agreement dated as of October 15, 1997 (the "Confidentiality Agreement") between SMI and Buyer are hereby incorporated by reference and shall continue in full force and effect and be binding on all parties to this Agreement until the Closing, at which time such Confidentiality Agreement and the obligations of Buyer, SMI, the Company and Sellers under this Section 5.9 shall terminate; provided, however, that the Confidentiality Agreement shall terminate only in respect of that portion of the Confidential Information (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and this Section 5.9 shall continue in full force and effect in respect of such Information.

         5.10 Regulatory and Other Authorizations; Consents. Each party hereto will use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Government Entities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such, authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable; provided however, that nothing herein shall require Buyer to divest, sell or hold separate any of its assets or properties, or require that Buyer take any action that could affect the normal and regular operations of Buyer, SMI or the Company after Closing. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals. Each Seller and Buyer will use commercially reasonable efforts to assist each other in obtaining the consents of those parties referred to in Sections 2.2(c) and 2.3(c) of the Disclosure Schedules.

         5.11 Further Assurances. From and after the Closing, each Seller, on the one hand, and Buyer, on the other, agree to execute and deliver such further documents and instruments and to do such other acts and things as Buyer or the Representative, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement. Nothing herein shall require Buyer to divest, sell or hold separate any of its assets or properties, nor require that Buyer take any action that could affect the normal and regular operations of Buyer, SMI or the Company after Closing

         5.12 Press Release. None of the Sellers, the Company, SMI or Buyer shall issue any press release or otherwise make public any information with respect to this Agreement or the transactions contemplated hereby, prior to the Closing Date, without the prior written consent of Buyer on the one hand, and the Representative on the other hand. Each Seller hereby acknowledges that Buyer intends to issue a press release on the date hereof, announcing the transactions contemplated by this Agreement and each Seller hereby consents to the issuance of such press release by Buyer. Each Seller also acknowledges that Buyer intends to disclose the terms of the transactions contemplated by this Agreement to securities analysts who cover Buyer, who report on Buyer, or both, and in filings to be made by Buyer with the Securities and Exchange Commission, and each Seller hereby consents to such disclosure.

         5.13 Payments. Each of the Sellers shall promptly deliver to Buyer any moneys, checks or other instruments of payment relating to the Business which may be received by any Sellers after the Closing Date.

         5.14 Tax Matters.

              (a) Responsibility for Taxes.

                           (i) Parent and BIB shall, jointly and severally, bear, and shall indemnify and hold harmless the Buyer Indemnified Parties (as defined in Section 8.1 hereof) from and against (A) any Losses (as defined in Section 8.1) with respect to all Taxes of SMI, the Company and La Loren for any taxable period (or portion of a taxable period) ending on or before the Closing Date, including, without limitation, any liability which SMI, the Company or La Loren owes under a transferee liability, successor liability, or related theory; (B) any Losses (without duplication of clause C below) arising as a result of the failure of the net operating losses of SMI and the Company as of the Closing Date to be at least equal to the amount of net operating losses taken into account in computing the amount of any deferred tax asset on the Final Closing Balance Sheet; and (C) any Losses arising as a result of a breach of the representation in Section 2.1(h)(ii)(M). For purposes of the indemnification under Section 5.14(a)(i)(A) and (B), the amount of any Loss resulting from a decrease in the tax basis of any category of assets addressed by the representation in Section 2.1(h)(ii)(M) shall be reduced (without duplication) by the present value of any correlative future tax benefits to SMI, the Company or their respective successors, determined under the principles applicable to indemnification under Section 5.14(a)(i)(C). For purposes of indemnification under Section 5.14(a)(i)(C), (i) the amount of Loss resulting from a breach of the representation of Section 2.1(h)(ii)(M) shall be reduced (without duplication) by the present value, to the taxable period to which such Loss relates (i.e., the taxable period with respect to which the shift in depreciable tax basis referred to herein results in an increased liability for Tax), of the benefit in future periods from the depreciation shifted from the taxable period of the Loss to such future taxable periods, (ii) depreciation shifted from a taxable period shall be considered shifted on a FIFO basis to future taxable periods in which there is an excess of Revised Depreciation (as defined below) over Assumed Depreciation (as defined below) and (iii) the present values referred to in clause (i) shall be computed assuming an effective tax rate of 37% (35% federal and an effective 2% state tax rate) and using a discount rate of the Reference Rate on the last day of the taxable period to which the Loss relates. For this purpose the amount of depreciation shifted from or to any taxable period shall be determined by comparing the Assumed Depreciation to the Revised Depreciation for such taxable period. Notwithstanding anything to the contrary in this Agreement (i) if upon the expiration of 5 years from the Closing Date neither the IRS nor any other taxing authority has made any written assertion or threat (in the form of a notice of deficiency, 30 day letter, revenue agent's report, proposed audit adjustment, IDR or other written notification) that would, if sustained, result in a breach of the representation in Section 2.1(h)(ii)(M) involving a shift of a material amount of tax basis from one category of assets listed on Schedule 2.1(h)(ii)(M) to another category (whether listed or unlisted) (it being understood that a shift of 10% or more of the amount of basis with respect to any asset in such category shall be deemed material), which assertion or threat has not theretofore been withdrawn or otherwise favorably resolved in favor of the taxpayer, then Parent's and BIB's obligation to make indemnity payments from Losses resulting from a breach of this representation shall cease, but (ii) if the IRS or other taxing authority has made such a written assertion or threat, BIB and Parent shall remain liable for all Losses resulting from a breach of this representation, regardless of whether such Losses relate to periods covered by the assertion, including all past, present and future periods for which the statute of limitations has not run. The Assumed Depreciation for any period shall equal the total amount of amortization and depreciation deductions for such taxable period allowable for federal and/or state income tax purposes (as appropriate) with respect to the assets of the Company calculated using the same basis, useful life and other methods and conventions for calculating amortization and depreciation as were used in the federal income Tax Returns of the Company for the period ended December 31, 1997, prepared in a manner consistent with the representation in Section 2.1(h)(ii)(M) herein. The Revised Depreciation for a taxable period shall equal the total amount of amortization and depreciation deductions allowable for such taxable period as determined by the IRS and/or applicable state taxing authority or pursuant to a judicial proceeding (as appropriate), including any changes to the basis, useful life and other depreciation methods or conventions (other than changes based on statutory changes after the Closing). The provisions of this Section 5.14 shall govern all claims with respect to the breach of the representation in Section 2.1(h)(ii)(M) herein.

                           (ii) For purposes of making computations with respect to taxable periods beginning prior to and ending subsequent to the Closing Date, the portion of such Taxes allocable to the taxable period up to and including the Closing Date shall be determined using the same methodologies as are applied for purposes of preparing the Final Closing Balance Sheet, it being understood that income taxes will be allocated as if the taxable year of SMI and the Company ended at the close of business on the Closing Date.

                           (iii) The obligation of Parent and BIB to indemnify Buyer Indemnified Parties (including the Company and SMI after the Closing) for any Tax under this Section shall apply only to the extent the Losses incurred with respect to any such Tax exceed the reserves and accrued current liabilities for any such Tax on the Final Closing Balance Sheet.

                           (iv) The Buyer shall be liable for, shall pay and indemnify and hold Seller Indemnified Parties harmless against (i) any and all Losses with respect to Taxes of SMI and the Company for any taxable period or portion thereof after the Closing Date (except for any such Losses arising with respect to a breach of any representation in Section 2.1(h) herein or any covenant in Section 5.14 herein); and
         (ii) any Losses with respect to Taxes of SMI and the Company not incurred in the ordinary course of business attributable to the acts of the Buyer, SMI or the Company occurring on the Closing Date but after the Closing.

         (b) Tax Returns. (1) BIB shall prepare and cause SMI and the Company to timely file all Tax Returns and pay all Taxes shown as due thereon of SMI or the Company required to be filed on or prior to the Closing Date. (2) BIB shall be responsible for the preparation of all income and franchise Tax Returns of SMI and the Company for taxable periods ending on or before the Closing Date, which are required to be filed subsequent to the Closing Date. (3) Buyer shall be responsible for the preparation and timely filing of all Tax Returns of SMI and the Company for taxable periods beginning prior to and ending after the Closing Date. BIB shall provide Buyer with copies of the Tax Returns referenced in clauses (1) and (2) above and any work papers prepared in connection thereto at least 10 days prior to the due date for filing of such Tax Returns, for Buyer's review and consent, which shall not be unreasonably withheld. Buyer shall be responsible for the timely filing of the Tax Returns referenced in clause (2) above. The Tax Returns referenced in clauses (1) and (2) herein shall be prepared in a manner consistent with SMI, the Company and their predecessors' most recent past practice, and shall be consistent with the representation in
Section 2.1(h)(ii)(M) herein. With respect to an income or franchise Tax Return of SMI or the Company prepared by the Buyer which includes a taxable period or portion thereof before the Closing Date, BIB shall have a reasonable opportunity to review and approve such return (such approval not to be unreasonably withheld or delayed) and such return shall be filed on a basis consistent with Tax Returns filed by SMI and the Company for the taxable period ended December 31, 1997 and prepared in a manner consistent with the representation in Section 2.1(h)(ii)(M). Buyer shall provide BIB with copies and drafts of the Tax Returns for such periods and copies of work papers relating to such returns. With respect to the Tax Returns referenced in clauses (2) and (3) above, BIB shall timely pay over to Buyer the portion of the Taxes shown as due on such Tax Returns which are the responsibility of BIB and Parent under the provisions of
Section 5.14 herein at least 10 days prior to the due date for filing such Tax Returns.

         (c) Tax Audits.

                           (i) BIB shall, at its election, control any audit,
                  dispute or similar proceeding with respect to Taxes of SMI, the Company or La Loren for taxable periods ending on or before the Closing Date; provided, however, that (a) BIB shall not control any such proceeding unless it has first acknowledged in writing its obligation to indemnify Buyer for the full amount of the Taxes at issue in such proceeding; (b) any settlement or other disposition of any such proceeding shall require Buyer's consent (which shall not be unreasonably withheld) if such settlement or disposition could reasonably be expected to adversely effect the Tax position of SMI or the Company in a taxable period ending subsequent to the Closing Date, provided, however, that (i) the settlement of an issue for which indemnification is provided under Section 5.14(a)(i)(C) shall not be considered to have such an adverse effect to the extent the limitations upon indemnification provided by Article 8 herein has no application to the Buyer Indemnified Parties' rights to indemnification with respect to the Losses arising as a result of such settlement and (ii) any settlement of an issue other than an issue addressed in (i) above shall not be considered to have an adverse effect to the extent Parent and BIB indemnify Buyer for any and all Losses incurred with respect to taxable periods subsequent to the Closing Date arising as a result of such settlement; (c) Buyer shall have the right to attend and participate in any such proceeding (including through counsel of its choice) and (d) Buyer and BIB shall jointly control any proceeding with respect to Taxes if there is a reserve for the Taxes at issue in the proceeding on the Final Closing Balance Sheet, unless such reserve is not in excess of $20,000 and does not exceed 20% of the likely exposure arising as a result of the proceeding. BIB and Buyer shall jointly control any proceeding with respect to a taxable period commencing prior to and ending subsequent to the Closing Date, provided that BIB shall not have any control rights with respect to such proceeding unless it first delivers the written acknowledgment referenced in (i)(a) above.

                           (ii) Buyer shall have the sole right to settle and
                  control all audits, contests, or similar proceedings relating to Taxes of SMI or the Company other than proceedings described in (c)(i) above; provided however that, with respect to any proceeding relating to a matter for which BIB and Parent are required to indemnify the Buyer Indemnified Parties pursuant to Section 5.14(a)(i)(C), (a) BIB shall have the right to attend and participate (but not control) any portion of such proceeding relating to such matter at its own expense, including with counsel of its own choice; (b) Buyer shall, in resolving any such audit or proceeding consider in good faith the interests of BIB and Parent in the resolution of such proceeding and (c) Buyer shall not settle any such matter without the consent of BIB, which shall not be unreasonably withheld provided that if BIB objects to a proposed settlement then, notwithstanding the limitations on indemnification of
                  Section 8.3(a)(iv), BIB and Parent shall be liable for and indemnify Buyer for all Losses in excess of the amount of Losses that Buyer would have been liable for had the proposed settlement been effectuated and (d) Buyer shall promptly provide BIB with copies of all correspondence received from the applicable taxing authority with respect to such matter and shall obtain BIB's consent (which shall not be unreasonably withheld) with respect to all material submissions made to such taxing authority with respect to such matter.

                  (d) Cooperation.

                           (i) From and after the Closing Date, to the extent
                  reasonably requested by the other party, the Representative and Buyer shall assist and cooperate with the other party in the preparation of any Tax Return which the other party is responsible to file pursuant to Section 5.14(b) herein and shall assist and cooperate with the other party in preparing for any audits or disputes relating to Taxes for which the other party is responsible pursuant to this Agreement. From and after the Closing Date, the Representative and Buyer shall, pursuant to the other party's reasonable request, make available to the other party all information, records and documents reasonably available to that party which are necessary for the preparation of any Tax Return or resolution of any audit or dispute. In all such cases, the party seeking assistance or cooperation shall bear the expenses of the other party incurred in connection with respect thereto.

                           (ii) From and after the Closing Date, the
                  Representative and Buyer shall provide timely notice to the other in writing of any pending or threatened tax audits or assessments of SMI, the Company or La Loren for taxable periods for which the other is liable under this Agreement, and shall timely furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period. The failure to give such notice or provide copies of such correspondence on a timely basis shall limit the indemnification obligations provided herein to the extent such failure results in a detriment to the indemnifying party, in which case the indemnity payment shall be reduced by the amount of such detriment.

                  (e) Refunds. Subject to the next sentence, if Buyer receives a refund with respect to income Taxes or a refund in excess of $10,000 with respect to any other Tax, in each case with respect to a period (or portion of a taxable period) ending on or before the Closing Date, Buyer shall promptly pay the amount of such Tax refund to the Representative. Notwithstanding the foregoing, the amount of any such refund payable to the Representative shall be reduced by (i) any Tax cost, net of any associated Tax benefit, to Buyer, SMI or the Company arising, directly or indirectly, as a result of or with respect to the receipt of such refund, (ii) any costs or expenses of Buyer, SMI or the Company incurred in obtaining such refund and (iii) the amount of any reserves with respect to such refunded Tax on the Final Closing Balance Sheet.

                  (f) Section 754 Election. At Buyer's request, the Company will file an election under Section 754 of the Code for the taxable year of the Company commencing on January 1, 1998.

                  (g) Continuation of the Company's Partnership Status. Buyer agrees that for a period of at least three years from the Closing Date it will not cause or permit the Company to liquidate, dissolve or become a limited liability company with less than two members and will not cause or permit the Company to elect to be taxed other than as a partnership; it being understood that this Agreement shall not restrict in any way, after the Closing, transfers of interests in the Company or entities owning interests in the Company, including transfers which result in a deemed termination of the Company under
Section 708(b)(1)(B) of the Code, as long as the Company thereafter remains an entity with at least two members.

         5.15 Appointment of the Representative for Parent and the Sellers. As the exclusive representative to act on each Seller's and Parent's behalf with respect to any and all issues arising under this Agreement or the Escrow Agreement, Representative is authorized to negotiate, communicate and receive notices required to be delivered to Parent or the Sellers under this Agreement or the Escrow Agreement make and receive deliveries of the funds and other items required to be delivered or received by Parent or the Sellers under this Agreement (including at the Closing and following the Closing pursuant to the Escrow Agreement), assert all indemnification claims under Article 8, conduct negotiations with Buyer and its representatives regarding such claims, perform obligations under this Agreement on behalf of Parent or the Sellers, and take any and all other actions of any Parent or Seller specified in or contemplated by this Agreement. Buyer shall have the right to rely upon all actions taken or omitted to be taken by the Representative in respect of this Agreement and the Escrow Agreement or the transactions contemplated hereby or thereby, all of which actions or omissions shall be legally binding upon, and are hereby irrevocably ratified and approved by, Parent and each of the Sellers.

         5.16 Confidentiality. Beginning on the date hereof, and at any time hereafter, each of the Sellers and Parent shall treat as confidential any proprietary or secret information relating to the Business of SMI or the Company, including, without limitation, the operations, business plans, processes, inventions, trade secrets, customer lists, or other work product developed by or for SMI or the Company, whether on the premises of SMI or the Company or elsewhere ("Confidential Materials"). Beginning on the date hereof, and at any time hereafter, none of the Sellers or Parent shall disclose, utilize or make accessible in any manner or in any form any Confidential Materials without the prior written consent of Buyer, other than, in the case of Mark Kaplan, as required in connection with his performance of services pursuant to his Employment Agreement with SMI, and other than in the ordinary course of business in connection with the performance of employment services in connection with the management of the Business unless (i) such information otherwise becomes generally available to the public other than as a result of disclosure by the disclosing party or any of its Affiliates, (ii) was already known by such parties prior to its contact with SMI or the Company (as established by written records) or (iii) is at any time furnished to such party by a third party who is lawfully in possession of such information and who lawfully conveys such information; or (iv) upon the written opinion of independent counsel, the disclosing party is required by applicable law to do so; provided, however, that the disclosing party shall have previously given Buyer prompt written notice of the need to make such disclosure such that Buyer and/or SMI or the Company had adequate time to seek an appropriate protective order or other remedy and the disclosing party shall have used reasonable efforts to cooperate with SMI, the Company and/or Buyer.

         5.17 Waiver of Redemption of Preferred Stock. None of the Sellers shall make an election under Article IV(A), Section 3(a)(ii) of the Certificate of Incorporation of SMI to have their shares of Preferred Stock redeemed in connection with the consummation of the transactions contemplated hereby.

         5.18 Assignment of Rights under Purchase Agreement; Subrogation. Upon consummation of the transactions contemplated hereby, Buyer, through SMI, will have all of the rights of SMI under the Purchase Agreement dated as of April 7, 1997 among La Loren, Mark Kaplan and SMI

(the "Purchase Agreement"), which Purchase Agreement has not been changed, modified, or amended in any manner. In the event that Buyer actually receives indemnification from BIB pursuant to this Agreement for a matter that Buyer or SMI could have received indemnification from La Loren and/or Mark Kaplan under the Purchase Agreement, then BIB shall be subrogated to the rights of SMI with respect to the Purchase Agreement to the extent of any indemnification payments made by BIB, including, without limitation, the right to seek indemnification thereunder with respect to such matter but nothing herein shall be deemed to alter or amend the Purchase Agreement, or increase or diminish the rights or obligations of the parties thereto. Nothing in this Section 5.18 shall require Buyer or any Buyer Indemnified Party to seek indemnification from BIB, Parent, Mark Kaplan, La Loren or any other entity prior to pursuing indemnification from any such other Person.

         5.19 Subordinated Debt Agreement. Except as contemplated regarding prepayment penalties in Section 6.18, BIB and Parent shall cause Dilmun to enforce the terms of the Subordinated Debt Agreement in accordance with its terms as in effect on the date hereof, including, without limitation, the obligation to pay principal, interest and all other fees, charges and expenses thereunder.

         5.20 Delivery of Schedules 2.1(n)(i) and 2.1(n)(v). As of the date hereof, the Disclosure Schedules do not include information with respect to
Section 2.1(n)(i) and Section 2.1(n)(v) of the Disclosure Schedules. Within three (3) Business Days of the date hereof, BIB shall deliver to Buyer Section 2.1(n)(i) and Section 2.1(n)(v) of the Disclosure Schedules, which shall be prepared in good faith and shall contain solely the information required to be described therein. Upon delivery of such Sections of the Disclosure Schedules by BIB to Buyer, such Sections shall be deemed to be accepted by Buyer and, together with the other Sections of the Disclosure Schedules delivered to Buyer on the date hereof, shall constitute the final Disclosure Schedules. In no event shall such Sections 2.1(n)(i) or 2.1(n)(v) of the Disclosure Schedules modify in any manner whatsoever the other representations, warranties, covenants or terms of this Agreement or the other Sections of the Disclosure Schedules.

         5.21 Consolidated Financial Statements. The Representative, on behalf of the Sellers, shall deliver to Buyer on or before October 16, 1998, audited consolidated financial statements of SMI and the Company for the nine (9) months ended December 31, 1997 in a form and with content sufficient to satisfy the requirements of Regulation S-X of the Securities Exchange Act of 1934.

ARTICLE 6.        CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE.

         The obligation of Buyer to enter into and complete the Closing is subject, at its option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

         6.1 Effect of Laws. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Law which is in effect and (a) has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or (b) would materially restrict or interfere with the operation of the Business after the Closing or would have a Material Adverse Effect.

         6.2 Representations and Warranties True as of the Closing Date. The representations and warranties of each of SMI, the Company, Parent and each of the Sellers contained in this Agreement shall be true in all material respects when made and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as expressly stated herein or therein to be as of a date other than the date of this Agreement; provided, however, that if a representation or warranty has a reference to "materially," "material," "Material Adverse Effect," "in all material respects" or similar expressions, such representation or warranty shall be true and correct in all respects.

         6.3 Compliance with this Agreement. Each of SMI, the Company, Parent and each of the Sellers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such party on or prior to the Closing Date.

         6.4 Certificates. Each of SMI, the Company, Parent and each Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by such Seller, or an officer thereof, in the case of each Seller that is not an individual, certifying that the conditions specified in Sections 6.2 and 6.3 have been fulfilled.

         6.5 Opinion of Counsel to SMI and the Company. Buyer shall have received the opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel to SMI and the Company, dated the Closing Date, addressed to Buyer, substantially in the form of Exhibit 6.5 annexed hereto.

         6.6 Opinion of Counsel to The Kaplan Trust. Buyer shall have received the opinion of Burns & Levinson LLP, counsel to The Kaplan Trust, dated the Closing Date, addressed to Buyer, substantially in the form of Exhibit 6.6 annexed hereto.

         6.7 Opinion of Counsel to BIB. Buyer shall have received the opinion of Conyers, Dill & Pearlman counsel to BIB, dated the Closing Date, addressed to Buyer, substantially in the form of Exhibit 6.7 annexed hereto.

         6.8 Opinion of Counsel to Parent. Buyer shall have received the opinion of counsel to Parent, dated the Closing Date, addressed to Buyer, substantially in the form of Exhibit 6.8 annexed hereto.

         6.9 Resignations of Directors. Buyer shall have received the resignation, dated the Closing Date, of each officer and director of SMI or the Company.

         6.10 Litigation. No Litigation shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions.

         6.11 Hart-Scott-Rodino. The waiting period under the HSR Act shall have expired or been terminated and no suit, action, proceeding or investigation shall have been instituted or threatened by any governmental agency, and no injunction shall have been issued and then outstanding, to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement.

         6.12 Consents. Each Seller, SMI, Parent and the Company shall have received each consent or approval required to be given by any Person, including any Governmental Entity, in connection with the consummation of the transactions contemplated hereby, including, without limitation, the consents and approvals set forth in Sections 2.2(c) and 2.3(c).

         6.13 Stockholders Agreement. The Stockholders Agreement among the stockholders of SMI dated as of April 7, 1997 shall have been terminated on or prior to the Closing.

         6.14 Capital Stock. All outstanding options to purchase any capital stock in SMI or equity interest in the Company, including without limitation the options disclosed in Section 2.1(b) of the Disclosure Schedules, shall have been redeemed by SMI or the Company, as the case may be, on or prior to the Closing such that there are no outstanding options at the Closing.

         6.15 Escrow Agreement. Each of SMI, the Escrow Agent and the Sellers shall have duly executed and delivered to Buyer the Escrow Agreement substantially in the form attached hereto as Exhibit 6.15.

         6.16 Intellectual Property. SMI or the Company shall have instituted the procedure for recordation of all assignments of the Intellectual Property set forth on Exhibit 6.16(A) from La Loren to the Company with the United States Patent and Trademark Office and the equivalent foreign intellectual property registration offices. All items set forth in Exhibit 6.16(B) are released or are in the process of being released, and all releases of security interests or agreements regarding the Intellectual Property set forth on Exhibit 6.16(B) shall have been executed and in the process of recording with the United States Patent and Trademark Office, the equivalent foreign intellectual property registration offices, and anywhere else such security interests or agreements may be recorded.

         6.17 Acknowledgment of Employment Agreement. Each of Mark Kaplan and Kenneth Kaplan shall have executed the acknowledgment attached as Exhibit 6.17 (which condition was satisfied simultaneously with the execution of this Agreement).

         6.18 Heller Indebtedness and Senior Subordinated Debt Agreement. Each of Heller and Dilmun shall have delivered such documents as are necessary to evidence the waiver of any prepayment penalties, and the payment in full of all outstanding obligations under the Heller Indebtedness and Subordinated Debt Agreement and to release any liens, pledges or other Encumbrances in connection therewith.

         6.19 Employment Policies. Buyer shall have received from the employees set forth on Exhibit 6.19 of SMI and the Company written acknowledgment that after the Closing, such employees will be bound by Buyer's Code of Ethics and Business Conduct (which condition was satisfied simultaneously with the execution of this Agreement).

         6.20 Delivery of Stock Certificates and Class B Unit Certificate. (i) Each of BIB and the other Stockholders shall have delivered to Buyer stock certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers executed in blank, in proper form for transfer and
(ii) The Kaplan Trust shall have delivered to Buyer a certificate representing 200,000 Class B Units of the Company duly endorsed in blank or accompanied by an assignment document executed in blank, in proper form for transfer.

         6.21 Material Adverse Effect. No event or events shall have occurred or have failed to occur during the period from the date hereof through the Closing Date which would, individually or in the aggregate, have a Material Adverse Effect.



ARTICLE 7. CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS TO CLOSE.

         The obligations of each Seller under this Agreement are subject, at the option of each Seller acting in accordance with provisions of this Agreement with respect to termination hereof, to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived:

         7.1 Effect of Laws. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Law which is in effect and (a) has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or (b) would materially restrict or interfere with the operation of the Business after the Closing or would have a Material Adverse Effect.

         7.2 Representations and Warranties True as of the Closing Date. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects when made and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as expressly stated herein or therein to be as of a date other than the date of this Agreement; provided, however that if a representation or warranty has a reference to "materially," "material," "Material Adverse Effect," "in all material respects" or similar expressions, such representation or warranty shall be true and correct in all respects.

         7.3 Compliance with This Agreement. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         7.4 Officer's Certificate. Buyer shall have delivered to each Seller a certificate, dated as of the Closing Date and signed by an officer of Buyer, certifying that the conditions specified in Sections 7.2 and 7.3 have been fulfilled.

         7.5 Opinion of Counsel to Buyer. Each Seller shall have received the opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Buyer, dated the date of the Closing, addressed to each Seller, substantially in the form of
Exhibit 7.5 annexed hereto.

         7.6 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transaction.

         7.7 Hart-Scott-Rodino. The waiting period under the HSR Act shall have expired and no suit, action, proceeding or investigation shall have been instituted or threatened by any governmental agency, and no injunction shall have been issued and then outstanding, to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement.

         7.8 Payment of Purchase Price. Buyer shall have paid to each of BIB, in its individual capacity and as Representative, the Escrow Agent, the Contingent Payment Escrow Agent, Heller and Dilmun the respective payments in immediately available funds in accordance with Article 1 of this Agreement.

         7.9 Consents. Buyer shall have received each consent or approval required to be given by any Person in connection with the consummation of the transactions contemplated hereby, where the failure to receive such consent or approval, individually or in the aggregate, would have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

         7.10 Escrow Agreement. Each of the Escrow Agent and Buyer shall have duly executed and delivered to Representative the Escrow Agreement and the Contingent Payment Escrow Agreement.

         7.11 Acknowledgment of Bonus and other Arrangements. Buyer shall have executed the acknowledgment attached as Exhibit 7.11 (which condition was satisfied simultaneously with the execution of the Agreement).

ARTICLE 8.        INDEMNIFICATION.

         8.1 Indemnification by BIB and Parent. Each of BIB and Parent, jointly and severally, agrees to defend, indemnify and hold Buyer, all Subsidiaries and Affiliates of Buyer (including without limitation, SMI and the Company from and after the Closing Date and persons serving as officers, directors, managers, members, employees or agents of Buyer, SMI the Company or such Subsidiaries or Affiliates thereof, in each case other than BIB, Parent or any Seller or other successors (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties"), harmless from and against any and all liabilities in connection with or relating to actions, suits, claims, proceedings, demands, assessments, judgments, costs, losses, liabilities, damages, deficiencies, disposal costs, obligations, liens, fines and expenses (whether or not arising out of third party claims), including, without limitation, interest, penalties, reasonable attorneys', accountants', engineers' and experts' fees, as the same are incurred, of every kind or nature whatsoever, and all amounts paid in investigation, defense or settlement of any of the foregoing, whether or not arising out of third-party claims, and including all amounts paid in investigation, defense or settlement of the foregoing, of any kind or nature whatsoever which may be sustained or suffered by any such Buyer Indemnified Party (collectively, "Losses"), based upon, arising out of, by reason of or otherwise in respect of or in connection with (a) any inaccuracy in or breach of any representation or warranty contained in Sections 2.1, 2.2 or 2.3 of this Agreement, the Disclosure Schedules or any certificate delivered pursuant to this Agreement; or (b) any breach of any covenant or agreement contained in this Agreement (including, without limitation, the covenants and indemnification obligations in Section 5.14, any Disclosure Schedules or any certificate or agreement delivered pursuant to this Agreement, and (c) any Losses arising from actions, events or circumstances occurring prior to the Closing and relating to
(i) any claim made pursuant to the Civil Rights Act of 1964, 42 U.S.C. 2000(e) et seq. or similar state or local Laws and (ii) any claim arising from alleged sexual, racial or other employment discrimination or harassment other than claims relating to those matters disclosed in Section 2.1(p) of the Disclosure Schedules but including claims arising from the two letters attached in Section 8.1(c) of the Disclosure Schedules except to the extent that such claim involves the same allegations and persons as any of the pending Litigations set forth in
Section 2.1(p) of the Disclosure Schedule (such matters under clauses (a) through (c) being hereinafter collectively referred to as "Buyer Indemnifiable Claims"). The rights of Buyer Indemnified Parties to recover indemnification in respect of any occurrence referred to in clauses (b) or (c) of this Section 8.1 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clauses
(a) of this Section 8.1.

         8.2 [Intentionally Omitted]

         8.3 Limitations on Indemnification


                  (a) The right of Buyer Indemnified Parties to indemnification under Section 8.1(a) shall be subject to the following provisions:

                           (i) Indemnification with respect to all Buyer
                  Indemnifiable Claims shall expire twelve (12) months after the Closing; provided, however, that the limitations of this clause 8.3(a)(i) shall not apply to:

                                    (A) Buyer Indemnifiable Claims (1) involving
                           or arising from fraud or intentional
                           misrepresentation, (2) arising under Sections 8.1(b) (including, without limitation, where the underlying claim results from a breach of the covenants in Sections 5.14, except as otherwise provided in clause (4) below, or Section 8.1(c)), or (3) arising under
                           Section 8.1(a) if the underlying claim results from a breach of the representations and warranties in Sections 2.1(h), 2.1(v), or 2.1(w), for which the period for making such claims shall expire on the date which is three (3) months after the termination of the applicable statute of limitations, including any extension thereof, relating thereto or (4) from a breach of the representations and warranties in
                           Section 2.1(h)(ii)(M) for which the period for making such claims shall expire in accordance with Section 5.14(a); or

                                    (B) Buyer Indemnifiable Claims arising under
                           Section 8.1(a), if the underlying claim results from a breach of the representations and warranties made in Sections 2.1(b), 2.1(c), 2.1(d), 2.2(b), 2.2(c),
                           2.3(b), 2.3(c) or 2.3(e) for which the period for making such claims shall be indefinite.

                           (ii) If prior to the relevant date of expiration a
                  specific state of facts shall have become known which may constitute or give rise to any Buyer Indemnifiable Claim as to which indemnity may be payable and a Buyer Indemnified Party shall have given notice of such facts to BIB or any such Stockholder, as the case may be, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of, according to the date on which notice of the applicable claim is given.

                           (iii) No indemnification shall be payable to Buyer
                  Indemnified Parties with respect to Buyer Indemnifiable Claims not involving fraud or intentional misrepresentation if such Buyer Indemnifiable Claims arise solely under Section 8.1(a) unless the total of all Buyer Indemnifiable Claims shall exceed $500,000 (the "Basket") in the aggregate, whereupon the amount of such claims in excess of $500,000 shall be recoverable in accordance with the terms hereof. The Basket shall not be applicable to Buyer Indemnifiable Claims resulting from fraud or intentional misrepresentation or arising under Sections 8.1(b), 5.14 or 8.1(c). The Basket also shall not be applicable to amounts recoverable under Section 8.1(a) if the underlying claim arises as a result of a breach of the representations and warranties in Sections 2.1(b), 2.1(c), 2.1(d), 2.2(b), 2.2(c), 2.3(b), 2.3(c), 2.3(e),
                  2.1(h), 2.1(v) or 2.1(w).

                           (iv) None of BIB or Parent shall be obligated to
                  indemnify Buyer Indemnified Parties in respect of Buyer Indemnifiable Claims not involving fraud or intentional misrepresentation if such Buyer Indemnifiable Claims arise solely under Sections 8.1(a) or 5.14(a) after the cumulative amount of all Buyer Indemnifiable Claims exceeds $20,000,000 ("Maximum Liability Amount"). The limitations on liability of the Maximum Liability Amount shall not be applicable to and shall be calculated exclusive of any recovery under (A) Buyer Indemnifiable Claims arising under Sections 8.1(b) (including, without limitation, where the underlying claim results from a breach of the covenants in Sections 5.14(b), (c), (d), (e),
                  (f) or (g), but not including Section 5.14(a)) or 8.1(c) or
                  (B) amounts recoverable under Section

                  8.1(a) if the underlying claim arises as a result of a breach of the representations and warranties in Sections 2.1(b), 2.1(c), 2.2(b), 2.2(c), 2.3(b), 2.3(c), 2.3(e).

                           (v) Any indemnification payable with respect to a
                  Buyer Indemnifiable Claim shall be (A) net of any insurance proceeds actually received by Buyer, SMI or the Company with respect to such Loss and (B) net of any tax benefits actually realized (through receipt of a refund or actual reduction of tax liability) as a result of (i.e. which would not have been received or credited but for) the Loss to which such indemnification payment relates. Notwithstanding the foregoing, the provisions of this Section 8.3(a)(v) shall not apply to claims arising with respect to the breach of the representation in Section 2.1(h)(ii)(M) or a decrease in tax basis of any category of assets addressed in that representation, in each case which shall be governed by
                  Section 5.14(a).

                  (b) Notwithstanding anything to the contrary in the foregoing section, except for a claim of infringement of proprietary rights with respect to any Intellectual Property, none of BIB, or Parent shall in any event be liable to any Buyer Indemnified Party for any consequential, special or indirect damages suffered by any Buyer Indemnified Party under any provision of this Agreement, even if advised of the possibility of such.

                  (c) Except to the extent any Losses are incurred by the Buyer Indemnified Party resulting from any fraudulent or intentional misrepresentation by any of the Sellers, SMI or the Company (prior to the Closing Date in the case of SMI or the Company), the sole and exclusive monetary remedy of any Buyer Indemnified Party with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in Section 5.14 and in this Article 8. In furtherance of the foregoing, each Buyer Indemnified Party hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against BIB, each Seller, or Parent arising under or based upon any Law (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise). Notwithstanding the foregoing, nothing in this Agreement shall operate as a waiver of any right or remedy that any Buyer Indemnified Party may have under Environmental Laws with respect to real property currently or formerly owned, operated or leased by The Kaplan Trust.

         8.4 Indemnification by Buyer. Buyer agrees to defend, indemnify and hold BIB and each Seller and the persons serving as officers, directors or employees of BIB and each Seller (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any and all Losses, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing based upon, arising out of, by reason of or otherwise in respect of or in connection with (a) any inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement or certificate delivered under or in connection with this Agreement; (b) any breach of any covenant or agreement made by Buyer in this Agreement or any certificate or agreement delivered by Buyer pursuant to this Agreement; and (c) the operation of the Business which may hereafter arise or be brought against any Seller Indemnified Party based upon events occurring after the Closing Date and not attributable to the acts of any Seller Indemnified Party (such claims under clauses (a), (b) and (c) being hereinafter collectively referred to as "Seller Indemnifiable Claims"). Notwithstanding anything in the foregoing to the contrary, Buyer hereby agrees, from and after the Closing, to indemnify and to hold each Seller Indemnified Party harmless from, and to reimburse each Seller (and such persons) for any Loss resulting from the failure by Buyer or any successor or assign thereof to pay or perform any liabilities associated with the Business arising on or after the Closing Date, and without the limitations of Section 8.5.


         8.5 Limitations on Indemnification by Buyer.

                  (a) The right of Seller Indemnified Parties to indemnification under Section 8.4(a) shall be subject to the following provision:

                           (i) Indemnification with respect to all Seller
                  Indemnifiable Claims shall expire twelve (12) months after the Closing; provided, however, that the limitations of this clause shall not apply to:

                                    (A) Seller Indemnifiable Claims (1)
                  involving or arising from fraud or intentional misrepresentation or (2) arising under Sections 8.4(b) or 8.4(c) for which the period for making such claims shall expire on the date which is three (3) months after the termination of the applicable statute of limitations, including any extension thereof, relating thereto; or

                                    (B) Seller Indemnifiable Claims arising
                  under Section 8.4(a) if the underlying claim results from a breach of the representations and warranties in Section 3.1(b) for which the period for making such claims shall be indefinite.

                           (ii) If prior to the relevant date of expiration a
                  specific state of facts shall have become known which may constitute or give rise to any Seller Indemnifiable Claim as to which indemnity may be payable and a Seller Indemnified Party shall have given notice of such facts to Buyer, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of, according to the date on which notice of the applicable claim is given.

                           (iii) No indemnification shall be payable with
                  respect to Seller Indemnifiable Claims not involving fraud or intentional misrepresentation if such Seller Indemnifiable Claims arise solely under Section 8.4(a) unless the total of all Seller Indemnifiable Claims shall exceed $500,000 in the aggregate (the "Buyer Basket"), whereupon the amount of such claim in excess of $500,000 shall be recovered in accordance with the terms hereof; provided, however, that Seller Indemnifiable Claims arising under Sections 8.4(b), 5.14 and 8.4(c) shall not be subject to such Buyer Basket and provided further that the Buyer Basket shall not be applicable to amounts recoverable under Section 8.4(a) if the underlying claim arises as a result of a breach of the representations and warranties in Section 3.1(b).

                           (iv) Buyer shall not be obligated to indemnify Seller
                  Indemnified Parties in respect of Seller Indemnifiable Claims not involving fraud or intentional misrepresentation if such Seller Indemnifiable Claims arise solely under Sections 8.4(a) or 5.14(a) after the cumulative amount of all Seller Indemnifiable Claims exceeds $20,000,000 (the "Maximum Buyer Liability Amount"). The limitations on liability of the Maximum Buyer Liability Amount shall not be applicable and shall be calculated exclusive of any recovery under (A) Seller Indemnifiable Claims arising under Sections 8.4(b) (including, without limitation, where the underlying claim results from a breach of the covenants in Section 5.14(b), (c), (d), (e), (f) or (g) but not including Section 5.14(a)) or 8.4(c) or (B) amounts recoverable under Section 8.4(a) if the underlying claim arises as a result of breach of the representations and warranties in Section 3.1(b).

                           (v) Any indemnification payable with respect to a
                  Seller Indemnifiable Claim shall be (A) net of any insurance proceeds actually received by Seller with respect to such Loss and (B) net of any tax benefits actually realized (through receipt of a refund or actual reduction of tax liability) as a result of (i.e., which would not have been received or credited but for) the Loss to which such indemnification payment relates.

                  (b) Notwithstanding anything to the contrary in the foregoing section, Buyer shall in no event be liable to BIB or any Stockholder for any consequential, special or indirect damages suffered by BIB or any Stockholder under any provision of this Agreement, even if advised of the possibility of such.

                  (c) Except to the extent any Losses are incurred by the Seller Indemnified Party resulting from any fraudulent or intentional misrepresentation by any of the Buyer (prior to the Closing Date), the sole and exclusive monetary remedy of any Seller Indemnified Party with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 8. In furtherance of the foregoing, each Seller Indemnified Party hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Buyer arising under or based upon any Law

(including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

         8.6 Notice; Defense of Claims. Promptly after receipt by an indemnified party of notice of any Loss to which the indemnification obligations hereunder would apply, the indemnified party shall promptly give notice thereof in writing to the indemnifying party (Buyer with respect to claims by Seller Indemnified Parties and BIB or a Seller, as the case may be, with respect to claims by Buyer Indemnified Parties), but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of the Loss and shall specify the provision or provisions of this Agreement under which the Loss is asserted. If within 20 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such Loss at its own cost and expense and confirms that it will be responsible for the Loss under Article 8 if such defense is not successful, then counsel for the defense shall be selected by the indemnifying party, which counsel shall be reasonably satisfactory to the indemnified party, and the indemnifying party shall not be required to make any payment with respect to such Loss prior to resolution of such Loss as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the Loss that is subject or potentially subject to indemnification. The indemnified party shall cooperate in all reasonable respects, at the indemnifying party's request and cost, risk and expense, with the indemnifying party and its attorneys in the investigation, trial and defense of such Loss and any resulting suit, proceeding or enforcement action and any appeal therefrom. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled. The indemnifying party shall keep the indemnified party apprised of the status of the Loss and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle such Loss. If such Loss is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense. Notwithstanding the foregoing, BIB shall have the right at its expense to control the defense of any action in connection with the two letters attached in Section 8.1(c) of the Disclosure Schedules, except to the extent that such matters involve the same allegations and persons as any of the pending litigations set forth in Section 2.1(p) of the Disclosure Schedules, using counsel selected by BIB and shall have the right in its sole discretion to defend, compromise or settle any such action. Notwithstanding the foregoing, all matters relating to the defense of Tax audits shall be governed by Section 5.14(c).

         8.7 Satisfaction of Indemnification Obligations. Any Buyer Indemnifiable Claim shall be paid from the Escrow Account, pursuant to the terms of the Escrow Agreement, to the extent the Escrow Account contains a sufficient amount to pay such indemnification obligation. To the extent there are not sufficient funds available in the Escrow Account to make payment in respect of any Buyer Indemnifiable Claim, the Sellers shall pay any unpaid amount to the Buyer. Any indemnity payable pursuant to this Article 8 shall be paid within the later of (a) ten (10) days after the indemnified party's request therefor or (b) ten (10) days prior to the date on which the Loss upon which the indemnity is based is required to be satisfied by the indemnified party.

         8.8 Acknowledgment of the Kaplan Trust. The Kaplan Trust hereby acknowledges and agrees that the $1,000,000 deposited into the Escrow Account on behalf of The Kaplan Trust shall be available to satisfy any obligations of BIB and Parent under this Agreement or under the terms of the Escrow Agreement.

         8.9 Tax Effect. The parties agree to treat all indemnity payments made under this Agreement as adjustments to the Purchase Price (or, as appropriate, contributions to the capital of SMI or the Company) for all Tax purposes, except as otherwise required by law.

ARTICLE 9.        TERMINATION OF AGREEMENT

         9.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned

                  (i)  by mutual consent of the Representative and Buyer;

                  (ii) by the Representative or Buyer by either giving written notice to the other if the Closing Date shall not have occurred on or before September 30, 1998; provided, however, that the right to terminate this Agreement under this Section 9.1 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

                  (iii) by the Representative or Buyer by either giving written notice to the other party, if any Governmental Entity with jurisdiction over such matters shall have issued an Order restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such Order shall have become final and unappealable; or

                  (iv) by the Representative or Buyer by giving written notice to the other party, if there shall have been a material breach by Buyer or any of the Sellers, as the case may be, of his, her or its representations, warranties, covenants or agreements contained herein or a failure of a condition set forth herein in Articles 6 and 7, as applicable, and such breach has not been cured to the reasonable satisfaction of the other party within fifteen (15) Business Days after receiving written notice thereof.

         9.2 No Liabilities in the Event of Termination. In the event of any termination of this Agreement as provided in Section 9.l above, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no Liability on the part of any of the parties hereto or their respective Affiliates, officers or directors by reason of the execution hereof
(i) except as set forth in Sections 5.6, 5.7, 5.9, and 10.2 of this Agreement which Sections shall survive the termination of this Agreement, as will the obligations under the Confidentiality Agreement and (ii) nothing herein shall relieve any party hereto from Liability for any breach hereof.

         9.3 Specific Performance. In the event of a default hereunder by Buyer or any of the Sellers, including, without limitation, a default or breach of
Section 5.16, or if the Closing fails to occur by reason of Buyer or any of the Sellers' failure or refusal to perform its obligations hereunder then the parties agree that, in addition to any other remedies available at law or in equity, the non-defaulting party shall be entitled, at its option, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to enforce the specific performance of the terms and conditions of this Agreement, it being acknowledged by the parties hereto that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with the terms hereof.

ARTICLE 10.       MISCELLANEOUS.

         10.1 Certain Taxes. Except as agreed to by Buyer and the Representative or as otherwise required by Law, Buyer shall not cause SMI or the Company to file an amended Tax Return for a taxable period ending on or prior to the Closing Date or for a taxable period beginning prior to and ending after the Closing Date. Each of Buyer on the one hand and the Sellers on the other, shall pay one half of any documentary stamp and other similar transfer taxes arising as a result of the Buyer's purchase of the Shares under this Agreement.

         10.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of New York without regard to its conflict of laws provisions.

         10.3 Notices. Any notice, request, demand other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, if sent by a recognized worldwide or nationwide (whichever is applicable) overnight delivery service with charges prepaid, the following day after deposited with such carrier, or if sent by registered or certified mail upon the sooner of the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid or acknowledgment of receipt. All notices and payments to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder. Notice given to the Representative shall be deemed to be notice to each of the Sellers.

         TO BUYER:                  The Dial Corporation
                                    15501 North Dial Boulevard
                                    Scottsdale, Arizona 85260-1619
                                    Attn: Sr. Vice President and General Counsel
                                    Fax:  (602) 754-3789


         With a copy to:            Fried, Frank, Harris, Shriver & Jacobson

                                    One New York Plaza
                                    New York, New York  10004-1980
                                    Attn:  Stephen P. Fraidin, Esq.
                                    Fax:  (212) 859-4000



         TO BIB or Parent:          c/o Dilmun Investments, Inc.
                                    Metro Center
                                    One Station Place
                                    Stamford, CT  06902
                                    Attn:  Victor Kiarsis
                                    Fax: (203) 353-5726



         With a copy to:            Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                    551 Fifth Avenue
                                    New York, NY  10176
                                    Attn:  David L. Kovacs, Esq.
                                    Fax: (212) 697-6686



         TO REPRESENTATIVE:         BIB Holdings (Bermuda) Ltd.
                                    (as Attorney-in-Fact)
                                    c/o Dilmun Investments, Inc.
                                    Metro Center
                                    One Station Place
                                    Stamford, CT  06902
                                    Attn:  Victor Kiarsis
                                    Fax:  (203) 353-5726



         To The Kaplan Trust:       91 Oak Hill Road
                                    Newton, MA 02192
                                    Attn: Mark Kaplan



         With a copy to:            Burns & Levinson, LLP
                                    125 Summer Street
                                    Boston, MA  02110
                                    Attn:  Frank A. Segall, Esq.
                                    Fax:  (617) 345-3299



Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         10.4 Entire Agreement; Severability. This Agreement, including the Disclosure Schedules and the Confidentiality Agreement referred to herein and the other writings specifically identified herein or contemplated hereby or delivered in connection with the transactions contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings (including, without limitation, the Original Agreement). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         10.5 Assignability; Binding Effect. This Agreement shall not be assignable by any party hereto, without the prior written consent of the other party, except that all or any of the rights of Buyer may be assigned to any corporation newly-formed and wholly owned by Buyer for the purpose of effecting the transactions contemplated hereby, provided that no such assignment shall relieve Buyer of any of its liabilities hereunder. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs and permitted assigns (including without limitation the estate, administrators, executors and heirs of any Stockholder that is an individual in the event of his death).

         10.6 Construction. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require. Unless the context otherwise requires, words in the singular or in the plural, whether used in Section 10.11 or elsewhere in this Agreement, shall each include the singular or the plural.

         10.7 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         10.8 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by Buyer and the Representative, on behalf of the Sellers, or in the case of a waiver, the party or parties waiving compliance.

         10.9 No Third Party Beneficiaries. Nothing in this Agreement will confer any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

         10.10 Remedies. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto may result in irreparable injury to the other parties hereto, that the remedy at law alone may be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties shall be entitled to seek the remedy of specific performance and in addition to, and not in lieu of, any and all other rights and remedies hereunder and under applicable law.

         10.11 Certain Definitions. For purposes of this Agreement, the term:

                  "Affiliate" or "Affiliates" shall mean (i) with respect to a person, any member of such person's family (including any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law); (ii) with respect to an entity, any officer, director, stockholder, partner or investor in such entity or of or in any affiliate of such entity; and (iii) with respect to a person or entity, any person or entity which directly or indirectly Controls, is Controlled by, or is under common Control with such person or entity.

                  "Agreement" shall have the meaning defined in the Recitals.

                  "Assumed Depreciation Benefit" shall have the meaning defined in Section 5.14(a).


                  "Audit Adjustment" shall have the meaning defined in Section 1.4(d).

                  "Audited Closing Balance Sheet" shall have the meaning defined in Section 1.4(d).

                  "Audited Financial Statements" shall have the meaning defined in Section 2.1(g)(i).

                  "Base Balance Sheet" shall have the meaning defined in Section 2.1(g)(i).

                  "Basket" shall have the meaning defined in Section
8.3(a)(iii).

                  "BIB" shall have the meaning defined in the Recitals.

                  "Books and Records" shall mean all the books of account and other financial records pertaining to SMI or the Company regardless of the form in which such records are maintained and shall expressly include, without limitation, all such records maintained on computers and computer diskettes.

                  "Business" shall mean the business engaged in by SMI or the Company and the business which SMI or the Company presently has plans to be engaged in within the twelve (12) month period commencing on the date of this Agreement. Such Business includes, without limitation, the selling of a branded line of premium specialty bath and body, home and fragrance, aromatherapy and gift products under the trade name Sarah Michaels.

                  "Business Day" or "Business Days" shall mean any day excluding Saturday, Sunday and any day on which banks in the State of New York are authorized or required by Law or other governmental action to close.

                  "Buyer" shall have the meaning defined in the Recitals.

                  "Buyer Basket" shall have the meaning defined in Section 8.5(a)(iii).

                  "Buyer Indemnifiable Claims" shall have the meaning defined in
Section 8.1.

                  "Buyer Indemnified Parties" shall have the meaning defined in
Section 8.1.

                  "Buyer Indemnified Party" shall have the meaning defined in
Section 8.1.

                  "Buyer's Accountant" shall mean Deloitte & Touche LLP.

                  "Capital Stock" shall have the meaning defined in Section 2.1(b).

                  "Claim Amount" shall have the meaning defined in Section 8.7.

                  "Class A Common Stock" shall have the meaning defined in
Section 2.1(b).

                  "Closing" shall have the meaning defined in Section 1.2.

                  "Closing Balance Sheet" shall have the meaning defined in
Section 1.4(b).

                  "Closing Date" shall have the meaning defined in Section 1.2.

                  "Closing Deficit" shall have the meaning defined in Section 1.4(c).

                  "Closing Surplus" shall have the meaning defined in Section 1.4(c).

                  "Code" shall have the meaning defined in Section 2.1(h)(i)(A).

                  "Commitment" or "Commitments" shall mean all leases, sales orders, purchase orders and other contracts and agreements and commitments of any nature whatsoever, whether written or oral, and including, without limitation, all amendments thereof and supplements thereto.

                  "Common Stock" shall have the meaning defined in Section
2.1(b).

                  "Company" shall have the meaning defined in the Recitals.

                  "Confidential Materials" shall have the meaning defined in
Section 5.16.

                  "Confidentiality Agreement" shall have the meaning defined in
Section 5.9.

                  "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                  "Credit Agreement" shall mean the Credit Agreement between SMI and Heller dated June 30, 1997, as amended.

                  "Customers, Distributors and Brokers" shall have the meaning defined in Section 2.1(aa).

                  "Dilmun" shall have the meaning defined in Section 1.3.

                  "Disclosure Schedules" shall have the meaning defined in
Section 2.1.

                  "Employee Benefit Plan" shall have the meaning defined in
Section 2.1 (v)(i).

                  "Encumbrance" or "Encumbrances" shall mean any lien, pledge, charge, assessment, security interest, mortgage, claim, option, easement, imperfection of title, tenancy or other legal or equitable right of others, or other encumbrance of any character whatsoever (including, without limitation, any right of first refusal).

                  "Environmental Law" or "Environmental Laws" shall mean, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the
Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et. seq., the Clean
Water Act, 33 U.S.C. Sections 1251 et seq., the Safe Drinking Water Act,
42 U.S.C. Sections 300f et seq., the Occupational Safety and Health Act,
29 U.S.C. Sections 651, et seq., the Hazardous Materials Transportation
Act, 49 U.S.C. Sections 1801, et seq., as any of the above statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing environmental, health or safety matters, as the same have been or may be amended from time to time, including any common law cause of action, all indemnity agreements and other contractual obligations relating to environmental, health and safety matters.

                  "Environmental Permits" shall have the meaning defined in
Section 2.1(w)(i)(A).

                  "ERISA" shall have the meaning defined in Section 2.1(v)(i).

                  "ERISA Affiliate" shall have the meaning defined in Section 2.1(v)(ii).

                  "Escrow Agent" shall have the meaning defined in Section 1.3.

                  "Escrow Amount" shall have the meaning defined in Section 1.3.

                  "Final Closing Balance Sheet" shall have the meaning defined in Section 2(h)(ii)(I).

                  "Final Negative Tangible Net Worth" shall have the meaning defined in Section 1.4(a)(i).

                  "Final Total Liabilities" shall have the meaning defined in
Section 1.4(a)(iii).

                  "Final Total Tangible Assets" shall have the meaning defined in Section 1.4(a)(ii).

                  "Goodwill" shall mean all goodwill associated with the Business, as that term is understood under U.S. GAAP.

                  "Governmental Entity" or "Governmental Entities" shall mean any foreign or domestic (federal, state or local) government, governmental instrumentality or governmental or other regulatory or administrative authority, agency, commission or court.

                  "Hazardous Substance" or "Hazardous Substances" shall mean any pollutants, contaminants, substances, materials, wastes, constituents, compounds, chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing equipment, radon and other radioactive elements, pesticides, defoliants, and urea formaldehyde foam insulation) that are regulated by, or may form the basis of liability under, any Environmental Laws.

                  "Heller" shall mean Heller Financial, Inc.

                  "Heller Indebtedness" shall mean all loans of SMI and the Company from Heller, including without limitation, all indebtedness (including, without limitation, principal, interest, fees, prepayment penalties and all other charges, costs and expenses with respect thereto) of SMI or the Company under the Credit Agreement between SMI and Heller, dated June 30, 1997, as amended, and any additions thereto or refinancing thereof prior to the Closing Date.

                  "Highly Compensated Employee" shall have the meaning defined in Section 2.1 (k)(x).

                  "HSR Act" shall have the meaning defined in Section 1.2.

                  "Independent Auditor" shall have the meaning defined in
Section 1.4(e).

                  "Intellectual Property" shall mean (A) all inventions which are patentable and all rights in all improvements or enhancements thereto or derivatives therefrom, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (B) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including, without limitation, all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (C) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (D) all mask works and all applications, registrations and renewals in connection therewith, (E) all trade secrets, confidential and/or proprietary business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, universal product codes, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(F) all computer software (including, without limitation, data and related documentation), (G) all other proprietary rights, (H) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (I) all licenses or agreements in connection with the foregoing.

                  "Interim Financial Statements" shall have the meaning defined in Section 2.1(g)(i).

                  "The Kaplan Trust" shall have the meaning defined in the Recitals.

                  "Knowledge of BIB" shall have the meaning defined in Section 2.2.

                  "Knowledge of Each Stockholder and/or The Kaplan Trust" shall have the meaning defined in Section 2.3.

                  "Knowledge of SMI" shall have the meaning defined in Section 2.1.

                  "Law" or "Laws" shall mean any foreign or domestic (federal, state or local) law, statute, ordinance, rule or regulation or body of law or Order.

                  "Leased Real Property" shall have the meaning defined in
Section 2.1(e)(ii).

                  "Leases" shall have the meaning defined in Section
2.1(e)(iii).

                  "Letters of Credit" shall mean the Risk Participation Liability (as defined in the Credit Agreement) under the Credit Agreement, including without limitation, all trade letters of credit, banker's acceptances and the stand by letter of credit issued in connection with the guaranty of lease payments with respect to the lease of the Company's facility in Dedham, Massachusetts a recent summary of which is set forth in Exhibit 1.3, including any additional Risk Participation Liability procured by SMI or the Company in the ordinary course of business consistent with past practice after the date of such summary and through the Closing Date.

                  "Liability" or "Liabilities" shall mean any debt, liability or obligation, whether known or unknown, asserted or unasserted, accrued, absolute, contingent or otherwise, whether due or to become due.

                  "Litigation" shall mean any notice, action, suit, proceeding, mediation, arbitration, audit or hearing by or before any Governmental Entity or private mediation or arbitration tribunal.

                  "Losses" shall have the meaning defined in Section 8.1.

                  "Material Adverse Effect" shall mean any material adverse effect on or change in the business, condition (financial or otherwise), assets, Liabilities, operations, results of operations of, SMI or the Company that is material to SMI or the Company or the Business (other than changes or circumstances affecting general market conditions or which are generally applicable to the industry in which SMI or the Company engages, provided that such affect does not adversely effect SMI or the Company in a disproportionate manner).

                  "Material Intellectual Property" shall have the meaning defined in Section 2.1(n)(ii).

                  "Maximum Buyer Liability Amount" shall have the meaning defined in Section 8.5(a)(iv).

                  "Maximum Liability Amount" shall have the meaning defined in
Section 8.3(a)(iv).

                  "Order" or "Orders" shall mean any judgment, order, injunction, ruling, decree, stipulation or award of any Governmental Entity or private mediation or arbitration tribunal.

                  "Parent" shall have the meaning defined in the Recitals.

                  "Permits" shall have the meaning defined in 2.1(q)(i).

                  "Person" or "Persons" means an individual, corporation, limited liability company, partnership, association, trust, any unincorporated organization or any other entity or organization, including, without limitation, a Governmental Entity.

                  "Preferred Stock" shall have the meaning defined in Section 2.1(b).

                  "Products" shall have the meaning defined in Section 2.1(s).

                  "Purchase Agreement" shall have the meaning defined in Section 5.18.

                  "Purchase Price" shall have the meaning defined in Section
1.3.

                  "Reference Rate" shall have the meaning defined in Section 1.4(f).

                  "Representative" shall mean BIB.

                  "Representative's Certificate" shall have the meaning defined in Section 1.3.

                  "Revised Depreciation Benefit" shall have the meaning defined in Section 5.14(a).

                  "Sales Representatives" shall have the meaning defined in
Section 2.1(z).

                  "Securities Act" shall have the meaning defined in Section 3.1(e).

                  "Seller Indemnifiable Claims" shall have the meaning defined in Section 8.4.

                  "Seller Indemnified Parties" shall have the meaning defined in
Section 8.4.

                  "Seller Indemnified Party" shall have the meaning defined in
Section 8.4.

                  "Sellers" shall have the meaning defined in the Recitals.

                  "Shares" shall have the meaning defined in the Recitals.

                  "SMI" shall have the meaning defined in the Recitals.

                  "SMI Intellectual Property" shall have the meaning defined in
Section 2.1(n)(i).

                  "SMI Transaction Expense Payments" shall mean the aggregate amount of fees and expenses of the Sellers, SMI, and/or the Company or their respective Affiliates in connection with the transactions contemplated by this Agreement, including without limitation, the sale of the Company (whether due and payable prior to, on or after the Closing Date).

                  "SMI's Accountant" shall mean Arthur Andersen LLP.

                  "Squadron" shall have the meaning defined in Section 1.2.

                  "Stockholders" shall have the meaning defined in the Recitals.

                  "Subordinated Debt Agreement" shall have the meaning defined in Section 1.3.

                  "Subsidiary" of a person means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person.

                  "Suppliers" shall have the meaning defined in Section 2.1(x).

                  "Tangible Net Worth Schedule" shall have the meaning defined in Section 1.4(b).

                  "Tax" shall have the meaning defined in Section 2.1(h)(i)(B).

                  "Tax Return" shall have the meaning defined in Section 2.1(h)(i)(C).

                  "U.S. GAAP" shall mean generally accepted United States accounting principles.

                  "Units" shall have the meaning defined in Section 2.1(b).

         IN WITNESS WHEREOF the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                 BUYER:

                 THE DIAL CORPORATION


                 By:  /s/ Jane E. Owens
                      ---------------------------------------
                       Name:  Jane E. Owens
                       Title: Vice President, General Counsel
                                 & Secretary

                 SARAH MICHAELS, INC.


                 By:  /s/ Victor Kiarsis
                      ---------------------------------------
                       Name:  Victor Kiarsis
                       Title: President


                 SARAH MICHAELS L.L.C., by
                 its Managing Member, Sarah
                 Michaels, Inc.


                 By: /s/ Victor Kiarsis
                      ---------------------------------------
                       Name: Victor Kiarsis
                       Title: President

                 SELLERS:

                 BIB HOLDINGS (BERMUDA) LTD., as
                 representative of the Sellers


                 By:   /s/ Victor Kiarsis
                      ---------------------------------------
                       Name:  Victor Kiarsis
                       Title:  Authorized Signatory

                                    THE MARK AND CYNTHIA KAPLAN
                                    GENERATION SKIPPING TRUST


                                    By:   /s/  Lynda S. Gordon
                                         -------------------------------------
                                          Name: Lynda S. Gordon
                                          Title:  Trustee and not individually

                                    By:   /s/  Kenneth Kaplan
                                         -------------------------------------
                                          Name: Kenneth Kaplan
                                          Title:  Trustee and not individually

                                    Sarah Michaels Investment Partnership,
                                    by its Member SMIP, LLC

                                    By:   /s/  Victor Kiarsis
                                         -------------------------------------
                                          Name:Victor Kiarsis
                                          Title:

                                    Telcap Limited

                                    By:   /s/  Victor Kiarsis
                                         -------------------------------------
                                          Name:  Victor Kiarsis
                                          Title:

                                    Bader Ahmed Wahidi

                                    By:   /s/  Victor Kiarsis
                                         -------------------------------------

                                    Al Nabah Trading Co.

                                    By:   /s/  Victor Kiarsis
                                         -------------------------------------

                                    Al Marzook United Commercial Co.

                                    By:   /s/  Victor Kiarsis
                                         -------------------------------------

                                    Adel Abdullah Fakhro

                                    By:   /s/  Victor Kiarsis
                                         -------------------------------------

                                    Abdul Yousef Al Nafisi

                                    By:   /s/  Victor Kiarsis
                                         -------------------------------------

                                              Abdul Aziz Khalid Al Abdul Razzak

                                              By:   /s/  Victor Kiarsis
                                                   ----------------------------
                                              Abdul Aziz Faisal Al Zabin

                                              By:   /s/  Victor Kiarsis
                                                   ----------------------------
                                              William L. Khouri

                                              By:   /s/  Victor Kiarsis
                                                   ----------------------------
                                              Paul Murphy

                                              By:   /s/  Victor Kiarsis
                                                   ----------------------------
                                              George K./Amanda S. Kardouche

                                              By:   /s/  Victor Kiarsis
                                                   ----------------------------
                                              Sameer Salman Al Aradi

                                              By:   /s/  Victor Kiarsis
                                                   ----------------------------
                                              Khalid Habib Abdul Karim

                                              By:   /s/  Victor Kiarsis
                                                   ----------------------------
                                              Benjamin Bach

                                              By:   /s/  Victor Kiarsis
                                                   ----------------------------
                                              David Jansen

                                              By:   /s/  Victor Kiarsis
                                                   ----------------------------
                                              Stephen Philip Mallet

                                              By:   /s/  Victor Kiarsis
                                                   ----------------------------

                                              Ruth Eaton

                                              By:   /s/  Victor Kiarsis
                                                   ----------------------------

                                          Mohamed A. Nooruddin

                                          By:   /s/  Victor Kiarsis
                                             ------------------------
                                          Maryann Hansen

                                          By:   /s/  Victor Kiarsis
                                             ------------------------
                                          Faisel Sikander Hoodbhoy

                                          By:   /s/  Victor Kiarsis
                                             ------------------------
                                          David C. Knights

                                          By:   /s/  Victor Kiarsis
                                             ------------------------
                                          Cassim Docrat

                                          By:   /s/  Victor Kiarsis
                                             ------------------------

                                            BIB HOLDINGS (BERMUDA) LTD., as
                                            Attorney-in-Fact
                                            By: Victor Kiarsis

                                          BAHRAIN INTERNATIONL BANK (E.C.)


                                          By: /s/  Robin N. McIlvenny
                                             ------------------------
                                                Name:  Robin N. McIlvenny
                                                Title:   Chief Executive